CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.375% Notes due 2021	$300,000,000	$38,640

(1)	Calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on June 12, 2014 (File No. 333-196693) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-196693

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 12, 2014)

Healthcare Trust of America Holdings, LP

$300,000,000

3.375% Senior Notes due 2021

fully and unconditionally guaranteed by

Healthcare Trust of America, Inc.

We are offering $300,000,000 aggregate principal amount of our 3.375% Senior Notes due July 15, 2021 (the “Notes”). The Notes will bear interest at the rate of 3.375% per year, payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2015. The Notes will mature on July 15, 2021. The Notes will be fully and unconditionally guaranteed by Healthcare Trust of America, Inc., which has no material assets other than its investment in us. We may redeem some or all of the Notes at our option at any time or from time to time at the applicable redemption price described herein. If the Notes are redeemed on or after May 15, 2021 (60 days prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the applicable redemption date. See “Description of Notes — Our Redemption Rights.” We will issue the Notes only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be our general unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to any of our subordinated indebtedness. As a result, the Notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of our subsidiaries.

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any national securities exchange or for quotation of the Notes on an automated dealer quotation system.

You should consider the risks that we have described in “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as those described in our and Healthcare Trust of America, Inc.’s most recent Annual Report on Form 10-K, as updated by the subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before investing in the Notes.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Offering Price(1)	Underwriting Discounts	Proceeds to Us, Before Expenses(1)
Per 3.375% Senior Note due 2021	99.205%	0.625%	98.58%
Total	$297,615,000	$1,875,000	$295,740,000

(1)	Plus accrued interest, if any, from June 26, 2014 to the date of delivery.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, societe anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, on or about June 26, 2014.

Joint Book-Running Managers

Wells Fargo Securities	J.P. Morgan	Jefferies

US Bancorp

Co-Managers

BBVA	BMO Capital Markets	Capital One Securities
Fifth Third Securities	Regions Securities LLC	Scotiabank

The date of this prospectus supplement is June 23, 2014.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You may rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you. We and the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We and the underwriters are not making an offer of these securities in any jurisdiction where such an offer is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which contains the terms of this offering of the Notes and other information. The second part is the accompanying prospectus dated June 12, 2014, which is part of our Registration Statement on Form S-3 (No. 333-196693) and contains more general information, some of which does not apply to this offering.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or an invitation on our behalf or the underwriters or any of them, to subscribe for or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting (Conflicts of Interest).”

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SUMMARY

This summary highlights key information contained elsewhere in this prospectus supplement. This summary is not complete and does not contain all the information that may be important to you. Before making an investment decision, you should read carefully this entire prospectus supplement and the documents incorporated by reference herein, including the financial statements and related notes as well as the “Risk Factors” section in our and Healthcare Trust of America, Inc.’s most recent Annual Report on Form 10-K, as updated by the subsequent filings under the Exchange Act. Unless otherwise indicated, references in this prospectus supplement to “we,” “our,” “us” or “our company” refer to Healthcare Trust of America Holdings, LP, a Delaware limited partnership, and its consolidated subsidiaries.

Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP

Healthcare Trust of America, Inc., our sole general partner, is a fully integrated, self-administered and internally managed real estate investment trust (“REIT”), primarily focused on acquiring, owning and operating high-quality medical office buildings that are predominantly located on, or aligned with, campuses of nationally or regionally recognized healthcare systems. We conduct substantially all of Healthcare Trust of America, Inc.’s operations. We invest primarily in high-quality medical office buildings in our target markets, and have acquired high-quality medical office buildings and other facilities that serve the healthcare industry with an aggregate purchase price of approximately $3.0 billion through March 31, 2014. As of March 31, 2014, our portfolio consisted of 269 medical office buildings and 19 other facilities that serve the healthcare industry, as well as real estate notes receivable secured by medical office buildings. As of March 31, 2014, our portfolio is comprised of approximately 14.1 million square feet of gross leasable area (“GLA”), with a leased rate of 91.2% which includes leases executed but not commenced and an occupancy rate of 90.8%. Approximately 96% of our portfolio, based on GLA, is located on, or aligned with, campuses of nationally or regionally recognized healthcare systems. Our portfolio is diversified geographically across 27 states, with no state having more than 13.0% of the total GLA as of March 31, 2014. We are concentrated in locations that we have determined to be strategic based on demographic trends and projected demand for medical office buildings, and we expect to continue to invest in these markets. We have concentrations in the following key markets: Phoenix, Arizona; Pittsburgh, Pennsylvania; Greenville, South Carolina; Albany, New York; Indianapolis, Indiana; Houston, Texas; Dallas, Texas; Atlanta, Georgia; Miami, Florida; Boston, Massachusetts; Denver, Colorado; and Raleigh, North Carolina.

Our principal executive offices are located at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254 and our telephone number is (480) 998-3478. We maintain a website at www.htareit.com, at which there is additional information about us. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document that either we or Healthcare Trust of America, Inc. files with or furnishes to the SEC.

Recent Developments

Pursuant to our contract to acquire a portfolio of six medical office buildings for approximately $200 million, we closed on five of the properties on June 6, 2014 and the sixth property on June 19, 2014. A portion of the $200 million consideration represents the assumption by our affiliates of approximately $90 million of secured mortgage debt, with such debt also being guaranteed by us. Five of the properties in the portfolio are located in our target markets in Miami and Boston and one is located in Baltimore. We have drawn additional amounts under the revolving credit facility of our senior unsecured revolving credit and term loan facility to fund this transaction, and as of June 20, 2014 we had approximately $177 million outstanding under the revolving credit facility.

THE OFFERING

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section entitled “Description of Notes” of this prospectus supplement contains a more detailed description of the terms and conditions of the Notes and the indenture governing the Notes. For purposes of this section entitled “— The Offering” and the “Description of Notes,” references to “we,” “us,” and “our” or “Healthcare Trust of America Holdings, LP” refer only to Healthcare Trust of America Holdings, LP and not to its subsidiaries.

Issuer	Healthcare Trust of America Holdings, LP

Guarantor	Healthcare Trust of America, Inc.

Notes Offered	$300,000,000 aggregate principal amount of 3.375% Senior Notes due 2021.

Ranking of Notes	The Notes will be our general unsecured and unsubordinated obligations and will:

•	rank equally in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness, including our 3.70% Senior Notes due 2023 (the “2023 Notes”), and senior in right of payment to any of our subordinated indebtedness;

•	be effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of our subsidiaries.

As of March 31, 2014, we had approximately $404.5 million of secured indebtedness (including approximately $2.7 million in net premium associated with our secured mortgage debt) and $827.8 million of unsecured and unsubordinated indebtedness (including approximately $2.2 million in net discount associated with our 2023 Notes) outstanding on a consolidated basis. Of such indebtedness, all of the secured indebtedness and none of the unsecured and unsubordinated indebtedness was attributable to our subsidiaries.

Guarantee	The Notes will be fully and unconditionally guaranteed by Healthcare Trust of America, Inc. The guarantee will be an unsecured and unsubordinated obligation of Healthcare Trust of America, Inc. and will rank equally in right of payment with other unsecured and unsubordinated obligations of Healthcare Trust of America, Inc. Healthcare Trust of America, Inc. has no material assets other than its investment in us.

Interest	The Notes will bear interest at a rate of 3.375% per year. Interest will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2015.

Maturity	The Notes will mature on July 15, 2021 unless previously redeemed by us at our option prior to such date.

Our Redemption Rights	We may redeem the Notes at our option and in our sole discretion, at any time in whole or from time to time in part, at the applicable redemption price specified in this prospectus supplement. If the Notes are redeemed on or after May 15, 2021 (60 days prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the applicable redemption date. See “Description of Notes — Our Redemption Rights.”

Sinking Fund	None.

Certain Covenants	The indenture governing the Notes contains certain covenants that, among other things, limit our, the guarantor’s and our subsidiaries’ ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	incur secured and unsecured indebtedness.

These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes.”

Use of Proceeds	We expect that the net proceeds of this offering will be approximately $295.5 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering (i) to repay in full the outstanding indebtedness under the revolving credit facility of our senior unsecured revolving credit and term loan facility and up to $125 million of our secured mortgage debt and any associated prepayment penalties and (ii) for general corporate purposes, including, without limitation, working capital and investment in real estate. See “Use of Proceeds.”

Trading	The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.

Book-Entry Form	The Notes will be issued in the form of one or more fully-registered global Notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in the global certificate representing the Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated Notes, except in limited circumstances.

Additional Notes	We may, without the consent of holders of the Notes, increase the principal amount of the Notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, issue price and interest accrued prior to the issue date of the additional notes, and, if applicable, the first interest payment date), and with the same CUSIP number as the Notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the Notes offered hereby.

Risk Factors	You should consider the risks that we have described in “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as those described in our and Healthcare Trust of America, Inc.’s most recent Annual Report on Form 10-K, as updated by the subsequent filings under the Exchange Act, to read about factors that you should consider before investing in the Notes.

Trustee and Paying Agent	U.S. Bank National Association.

Governing Law	The indenture governing the Notes, the Notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Investment in the Notes involves risks, including risks inherent in our business and in the business of Healthcare Trust of America, Inc., the guarantor of the Notes. In addition to the information presented in this prospectus supplement and the risk factors in our and Healthcare Trust of America, Inc.’s most recent Annual Report on Form 10-K, as updated by the subsequent filings under the Exchange Act, that are incorporated by reference in this prospectus supplement, you should consider carefully the following risk factors before deciding to purchase the Notes.

Any of the risks discussed below or in our and Healthcare Trust of America, Inc.’s filings under the Exchange Act incorporated by reference in this prospectus supplement could have a material impact on our business, financial condition or results of operations. In that case, our ability to pay interest on the Notes when due or to repay the Notes at maturity could be adversely affected, and the trading price of the Notes could decline substantially, and you may lose all or part of your investment.

Risks Related to the Notes and the Offering

The Notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and to the existing and future liabilities of our subsidiaries.

Our obligations under our senior unsecured revolving credit and term loan facility, our senior unsecured term loan facility, our 2023 Notes, and the Notes are unsecured, but our obligations under certain other financing arrangements with lenders are secured by mortgages and security interests in certain of our properties and the ownership interests of certain of our subsidiaries. As of March 31, 2014, we had approximately $404.5 million of secured indebtedness (including approximately $2.7 million in net premium associated with our secured mortgage debt) outstanding. Holders of existing and future secured debt that we or our subsidiaries have incurred or may incur will have claims that are prior to your claims as holders of the Notes to the extent of the value of the assets securing such debt. If we were declared bankrupt or insolvent, or if we default under our secured financing arrangements, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the Notes, even if an event of default exists under the indenture governing the Notes at such time. In any such event, because the Notes are not secured by any of such assets, it is possible that there would not be sufficient assets from which your claims could be satisfied.

In addition, none of our subsidiaries will guarantee the Notes. Payments on the Notes are only required to be made by us and by Healthcare Trust of America, Inc. As a result, no payments are required to be made by, and holders of Notes will not have a claim against the assets of, our subsidiaries, except if those assets are transferred, by dividend or otherwise, to us or to Healthcare Trust of America, Inc. Therefore, although the Notes are unsubordinated obligations, they will be effectively subordinated to all liabilities, including trade payables, of our current and future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our indebtedness, including the Notes, or to make any funds available to us, whether by paying dividend, distribution, loan or other payments. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and their business considerations. Our subsidiaries had approximately $404.5 million of indebtedness (including approximately $2.7 million in net premium associated with our secured mortgage debt) outstanding as of March 31, 2014.

Our substantial indebtedness may affect our ability to operate our business, and may have a material adverse effect on our financial condition and results of operations.

As of March 31, 2014, we had approximately $1,232.3 million of indebtedness (including approximately $2.7 million in net premium associated with our secured mortgage debt and approximately $2.2 million in net discount associated with our 2023 Notes) outstanding. In addition, as of March 31, 2014, $575.0 million was available to us to borrow under the revolving credit facility of our senior unsecured revolving credit and term loan facility.

Our indebtedness could have significant adverse consequences to us and the holders of the Notes, such as:

•	limiting our ability to satisfy our financial obligations, including those relating to the Notes;

•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;

•	limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service debt;

•	limiting our ability to compete with other companies who are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;

•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;

•	restricting the way in which we conduct our business because of financial and operating covenants;

•	covenants in the agreements governing our and our subsidiaries’ existing and future indebtedness;

•	exposing us to potential events of default (if not cured or waived) under financial and operating covenants contained in our or our subsidiaries’ debt instruments that could have a material adverse effect on our business, financial condition and operating results;

•	increasing our vulnerability to a downturn in general economic conditions; and

•	limiting our ability to react to changing market conditions in our industry and in our tenants’ and borrowers’ industries.

In addition to our debt service obligations, our operations may require substantial investments on a continuing basis. Our ability to make scheduled debt payments, to refinance our obligations with respect to our indebtedness and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets and properties, as well as to provide capacity for the growth of our business, depends on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal and other factors.

Our existing credit facilities and indenture, as well as the indenture governing the Notes, contain restrictions that limit our flexibility in operating our business.

Our existing credit facilities contain a number of covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	incur additional debt;

•	pay dividends on or make distributions in respect of Healthcare Trust of America, Inc.’s capital stock or make other restricted payments;

•	make certain payments on debt that is subordinated to the Notes;

•	make certain investments;

•	sell or transfer assets;

•	create liens on certain assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

In addition, the existing indenture governing our 2023 Notes and the indenture governing the Notes contains financial and operating covenants, including restrictions on our ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	incur additional secured and unsecured indebtedness.

Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict our business activities. Our ability to comply with these and other provisions of our existing credit facilities and the indentures may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting us. Our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements. See “Description of Other Indebtedness” and “Description of Notes.”

Despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the Notes.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the agreements governing our unsecured and secured indebtedness, including our existing credit facilities and the indentures, limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we or our subsidiaries incur additional indebtedness or other such obligations, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of or interest on the Notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, including a default under our existing credit facilities, that is not waived by the required holders of such indebtedness, could leave us unable to pay principal, premium, if any, or interest on the Notes and could substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on such indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including our existing credit facilities, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with any accrued and unpaid interest, the lenders under our existing credit facilities could elect to terminate their commitments or cease making further loans and we could be forced into bankruptcy or liquidation. In addition, a default (or an event of default) under agreements governing our indebtedness may trigger a cross default or cross-acceleration under our other agreements, including our existing credit facilities. If any of our indebtedness is accelerated, we may not be able to repay it.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the Notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the Notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the Notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the Notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity or delaying capital expenditures, or strategic acquisitions and alliances, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

Failure to hedge effectively against interest rate changes may adversely affect our results of operations and our ability to meet our debt service obligations, including payments on the Notes.

As of March 31, 2014, we had approximately $559.8 million of variable interest rate debt outstanding. We seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, to which approximately $482.4 million of our variable interest rate debt was subject as of March 31, 2014. However, these hedging arrangements involve risk, including the risk that counterparties may fail to honor their obligations under these arrangements, that these arrangements may not be effective in reducing our exposure to interest rate changes and that these arrangements may result in higher interest rates than we would otherwise have. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and our ability to meet our debt service obligations, including payments on the Notes.

There is currently no trading market for the Notes, and a trading market for the Notes may not develop or be sustained.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. Although the underwriters have advised us that they intend to make a market in the Notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active trading market may not develop for the Notes and, even if one develops, may not be maintained. The liquidity of the trading market, if any, and future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of us, Healthcare Trust of America, Inc. and our subsidiaries, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. If an active trading market for the Notes does not develop or is not maintained, the market price and liquidity of the Notes is likely to be adversely affected, and holders may not be able to sell their Notes at desired times and prices or at all.

Healthcare Trust of America, Inc. has no significant operations and no material assets, other than its investment in us.

The Notes will be fully and unconditionally guaranteed by Healthcare Trust of America, Inc. However, Healthcare Trust of America, Inc. has no significant operations and no material assets, other than its investment in us. Furthermore, Healthcare Trust of America, Inc.’s guarantee of the Notes will be effectively subordinated in right of payment to all existing and future unsecured and secured liabilities of its subsidiaries (including us and any entity Healthcare Trust of America, Inc. accounts for under the equity method of accounting). As of March 31, 2014, the total indebtedness of Healthcare Trust of America, Inc.’s subsidiaries (including us) was approximately $1,232.3 million (including approximately $2.7 million in net premium associated with our secured mortgage debt and approximately $2.2 million in net discount associated with our 2023 Notes).

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of Notes to return payments received from guarantors.

Under the federal bankruptcy law and provisions of state fraudulent transfer laws, a guarantee, such as the guarantee provided by Healthcare Trust of America, Inc., could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

•	either:

•	was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature; or

•	intended to hinder, delay or defraud creditors.

In addition under such circumstances, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor, as the case may be.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they become due.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the Notes. If a court voided Healthcare Trust of America, Inc.’s guarantee of the Notes, you would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee and would be creditors solely of us. In addition, the court might direct holders of the Notes to repay any amounts already received from a guarantor. If the court were to void Healthcare Trust of America, Inc.’s guarantee, we cannot assure you that funds would be available to pay the Notes from any of our subsidiaries or from any other source.

An increase in interest rates could result in a decrease in the relative value of the Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these Notes and market interest rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

We may choose to redeem the Notes when prevailing interest rates are relatively low.

The Notes are redeemable at our option and we may choose to redeem some or all of the Notes from time to time, especially when prevailing interest rates are lower than the rate borne by the Notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. See “Description of Notes — Our Redemption Rights.”

The Notes may not be rated or may receive a lower rating than anticipated.

The Notes may be rated by one or more nationally recognized statistical rating organizations. The credit ratings of the Notes will primarily reflect the assessment of rating organizations of our financial strength and our ability to pay our debts when due, and will change in accordance with our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the Notes. Ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. The ratings of the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or value of, the Notes. Actual or anticipated changes or downgrades in our credit rating, including any announcement that our rating is under further review for a downgrade, could affect the market value of the Notes, increase our corporate borrowing costs and limit availability of capital.

The underwriters may have conflicts of interest that arise out of contractual relationships they or their affiliates have with us.

We intend to use the net proceeds of this offering (i) to repay in full the outstanding indebtedness under the revolving credit facility of our senior unsecured revolving credit and term loan facility and up to $125 million of our secured mortgage debt and any associated prepayment penalties and (ii) for general corporate purposes, including, without limitation, working capital and investment in real estate. Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, one of the underwriters participating in this offering, is the syndication agent and a lender under our senior unsecured revolving credit and term loan facility. JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, one of the underwriters participating in this offering, is the administrative agent and a lender under our senior unsecured revolving credit and term loan facility. In addition, affiliates of U.S. Bancorp Investments, Inc., Capital One Securities, Inc., BMO Capital Markets Corp, Fifth Third Securities, Inc., Regions Securities LLC and Scotia Capital (USA) Inc., each an underwriter participating in this offering, are lenders under our senior unsecured revolving credit facility and term loan facility. Accordingly, a portion of the net proceeds of this offering will be received by such other affiliates. U.S. Bank National Association will also serve as trustee under the indenture governing the Notes and will receive customary compensation thereunder. As a result, certain of the underwriters and their affiliates have an interest in the successful completion of this offering beyond the customary underwriters’ discounts received by such underwriters, which could result in a conflict of interest and cause them to act in a manner that is not in the best interests of us or our investors in this offering.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and any documents we incorporate by reference herein constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Such statements include, in particular, statements about our plans, strategies and prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus supplement or such document incorporated by reference herein, as applicable. We cannot guarantee the accuracy of any such forward-looking statements contained in this prospectus supplement or any documents we incorporate by reference herein, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. The following factors, as well as any cautionary language in this prospectus supplement and any documents we incorporate by reference herein, provide examples of certain risks, uncertainties and events that could cause actual events or results to differ materially from those presented in our forward-looking statements:

•	our ability to effectively deploy proceeds of offerings of securities;

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;

•	economic fluctuations in certain states in which our property investments are geographically concentrated;

•	retention of our senior management team;

•	financial stability and solvency of our tenants;

•	supply and demand for operating properties in the market areas in which we operate;

•	our ability to acquire real properties, and to successfully operate those properties once acquired;

•	changes in property taxes;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;

•	fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	delays in liquidating defaulted mortgage loan investments;

•	changes in interest rates;

•	the availability of capital and financing;

•	restrictive covenants in our existing credit facilities;

•	changes in our credit rating;

•	changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs;

•	Healthcare Trust of America, Inc.’s ability to remain qualified as a REIT; and

•	the factors included in this prospectus supplement and any documents we incorporate by reference herein, including those set forth in our and Healthcare Trust of America, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the period ended March 31, 2014, under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our security holders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $295.5 million, after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering (i) to repay in full the outstanding indebtedness under the revolving credit facility of our senior unsecured revolving credit and term loan facility and up to $125 million of our secured mortgage debt and any associated prepayment penalties and (ii) for general corporate purposes, including, without limitation, working capital and investment in real estate. Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, one of the underwriters participating in this offering, is the syndication agent and a lender under our senior unsecured revolving credit and term loan facility. JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, one of the underwriters participating in this offering, is the administrative agent and a lender under our senior unsecured revolving credit and term loan facility. In addition, affiliates of U.S. Bancorp Investments, Inc., Capital One Securities, Inc., BMO Capital Markets Corp, Fifth Third Securities, Inc., Regions Securities LLC and Scotia Capital (USA) Inc., each an underwriter participating in this offering, are lenders under our senior unsecured revolving credit facility and term loan facility. As a result, a portion of the net proceeds of this offering will be received by such other affiliates. U.S. Bank National Association will also serve as trustee under the indenture governing the Notes and will receive customary compensation thereunder. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

As of March 31, 2014, we had $375.0 million outstanding under our $950.0 million senior unsecured revolving credit and term loan facility, comprised of $300.0 million outstanding under the $300.0 million term loan and $75.0 million outstanding under the $650.0 million revolving credit facility. Our unsecured revolving credit facility matures on March 29, 2016, and our unsecured term loan matures on January 31, 2018, each with a one-year extension option, subject to certain conditions. The borrowings under the senior unsecured revolving credit and term loan facility were used for our working capital needs and general corporate purposes, including acquisitions and repayment of debt. Borrowings under the $300.0 million unsecured term loan accrue interest equal to adjusted LIBOR plus a margin ranging from 1.05% to 1.95% per annum based on our and Healthcare Trust of America, Inc.’s credit ratings. The margin associated with our borrowings as of March 31, 2014 was 1.20% per annum. Borrowings under the $650.0 million unsecured revolving credit facility accrue interest equal to adjusted LIBOR plus a margin ranging from 1.10% to 1.75% per annum based on our and Healthcare Trust of America, Inc.’s credit ratings. We also pay a facility fee ranging from 0.20% to 0.50% per annum on the aggregate commitments under the unsecured revolving credit facility. As of March 31, 2014, the margin associated with our borrowings was 1.30% per annum and the facility fee was 0.25% per annum. See “Description of Other Indebtedness.”

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges for each of the periods shown:

	Healthcare Trust of America Holdings, LP
	Three Months Ended March 31, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)	1.40	1.46	(2)	1.13	(2)	(2)

(1)	We have restated the information for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 to conform to the March 31, 2014 presentation. The results of operations of the property that was previously classified as held for sale have been reclassified out of discontinued operations for all periods presented.
(2)	The ratio of earnings to fixed charges was less than one-to-one for the years ended December 31, 2012, 2010 and 2009. The total fixed charges for those years were $46.7 million, $36.3 million and $29.4 million, respectively, and the total earnings were $22.3 million, $28.4 million and $4.3 million, respectively. The deficiency amounts, or the amounts of fixed charges in excess of earnings, for those years were $24.4 million, $7.9 million and $25.1 million, respectively.

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For the purposes of computing these ratios, “earnings” have been calculated by adding fixed charges to pre-tax income (loss) from continuing operations and “fixed charges” as the sum of interest expensed, amortized premiums, discounts and capitalized expenses related to indebtedness and the estimate of interest within rental expense.

There was no preferred stock of Healthcare Trust of America Holdings, LP outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

The following table sets forth Healthcare Trust of America, Inc.’s ratio of earnings to fixed charges for each of the periods shown:

	Healthcare Trust of America, Inc.
	Three Months Ended March 31, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)	1.39	1.45	(2)	1.13	(2)	(2)

(1)	We have restated the information for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 to conform to the March 31, 2014 presentation. The results of operations of the property that was previously classified as held for sale have been reclassified out of discontinued operations for all periods presented.
(2)	The ratio of earnings to fixed charges was less than one-to-one for the years ended December 31, 2012, 2010 and 2009. The total fixed charges for those years were $46.7 million, $36.3 million and $29.4 million, respectively, and the total earnings were $22.3 million, $28.4 million and $4.3 million, respectively. The deficiency amounts, or the amounts of fixed charges in excess of earnings, for those years were $24.4 million, $7.9 million and $25.1 million, respectively.

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For the purposes of computing these ratios, “earnings” have been calculated by adding fixed charges to pre-tax income (loss) from continuing operations and “fixed charges” as the sum of interest expensed, amortized premiums, discounts and capitalized expenses related to indebtedness and the estimate of interest within rental expense.

There was no preferred stock of Healthcare Trust of America, Inc. outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2014:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance of the Notes offered hereby and the application of the estimated net proceeds thereof, including the repayment in full of the outstanding indebtedness under the revolving credit facility of our senior unsecured revolving credit and term loan facility and up to $125 million of our secured mortgage debt and any associated prepayment penalties.

You should read the following information in conjunction with the information contained in “Use of Proceeds” and our and Healthcare Trust of America, Inc.’s audited consolidated financial statements and accompanying notes, included or incorporated by reference in this prospectus supplement.

	As of March 31, 2014
	Actual	As Adjusted
	(Unaudited) (Amounts in thousands)
Cash and cash equivalents	$27,359	$122,869

Debt:
Fixed rate mortgages(1)	$374,681	$249,681	(2)
Variable rate mortgages	29,818	29,818
Senior unsecured revolving credit and term loan facility(3)
Term loan facility	300,000	300,000
Revolving credit facility	75,000	—
Senior unsecured term loan facility	155,000	155,000
3.70% Senior Notes due 2023(4)	297,783	297,783
Notes offered hereby	—	300,000

Total debt	1,232,282	1,332,282
Redeemable noncontrolling interest of limited partners	1,741	1,741
Partners’ capital:
Limited partners’ capital, 3,052,918 units issued and outstanding	13,550	13,550
General partners’ capital, 237,291,746 units issued and outstanding	1,359,474	1,359,474

Total partners’ capital	1,373,024	1,373,024

Total capitalization	$2,607,047	$2,707,047

(1)	Includes approximately $2.7 million in net premium.
(2)	Assuming a repayment of $125 million in principal of our fixed rate mortgages.
(3)	Does not include any amount under the revolving credit facility drawn after March 31, 2014.
(4)	Includes approximately $2.2 million in net discount.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Unsecured Revolving Credit and Term Loan Facility

On March 29, 2012, we and Healthcare Trust of America, Inc. entered into our senior unsecured revolving credit and term loan facility with JPMorgan Chase Bank, N.A., as administrative agent, the other agents named therein, and the lenders named therein to obtain an unsecured revolving credit facility in an aggregate maximum principal amount of $575.0 million and a term loan facility in an aggregate maximum principal amount of $300.0 million, subject to increase as discussed below. On March 7, 2013, we entered into an amendment to the senior unsecured revolving credit and term loan facility, pursuant to which we exercised the option to increase the commitments under the revolving credit facility by $75.0 million, bringing the total commitment under the revolving credit facility to $650.0 million. The proceeds of loans made under our senior unsecured revolving credit and term loan facility may be used for our working capital needs and general corporate purposes, including acquisitions and repayment of debt.

Subject to the terms of our senior unsecured revolving credit and term loan facility, the maximum principal amount of borrowings under our senior unsecured revolving credit and term loan facility may be increased by up to $175.0 million, for a total principal amount of $1.05 billion, subject to such additional financing being offered and provided by existing lenders or new lenders. As discussed above, on March 7, 2013, we exercised the option to increase the commitments under the revolving credit facility by $75.0 million, which reduced the amount by which the maximum principal amount of borrowings under our senior unsecured revolving credit and term loan facility may be increased to $100.0 million. As of March 31, 2014, we had $375.0 million outstanding under our senior unsecured revolving credit and term loan facility, comprised of $300.0 million outstanding under the term loan facility and $75.0 million outstanding under the revolving credit facility.

On January 7, 2014, we executed an amendment to the senior unsecured revolving credit and term loan facility that decreased the interest rate on the unsecured term loan and extended the maturity date. Borrowings under the $300.0 million unsecured term loan accrue interest equal to adjusted LIBOR plus a margin ranging from 1.05% to 1.95% per annum based on our and Healthcare Trust of America, Inc.’s credit ratings. The margin associated with our borrowings as of March 31, 2014 was 1.20% per annum. We have interest rate swaps in place that fix the interest rate at 2.30% per annum, based on our and Healthcare Trust of America, Inc.’s current credit ratings. The unsecured term loan matures on January 31, 2018 and includes a one-year extension option, subject to certain conditions.

Borrowings under the $650.0 million unsecured revolving credit facility accrue interest equal to adjusted LIBOR plus a margin ranging from 1.10% to 1.75% per annum based on our and Healthcare Trust of America, Inc.’s credit rating. We also pay a facility fee ranging from 0.20% to 0.50% per annum on the aggregate commitments under the unsecured revolving credit facility. As of March 31, 2014, the margin associated with our borrowings was 1.30% per annum and the facility fee was 0.25% per annum. The maturity date of our unsecured revolving credit facility is March 29, 2016, with a one-year extension option, subject to certain conditions.

Accrued interest under our senior unsecured revolving credit and term loan facility is payable quarterly and at maturity.

On March 29, 2012 and May 21, 2012, we entered into interest rate swaps that mature on March 29, 2017 and June 15, 2016, respectively. These swaps fix the interest rate on the term loan facility at 2.30% per annum, based on our and Healthcare Trust of America, Inc.’s current credit ratings. As of March 31, 2014, the interest rate with respect to the revolving credit facility was 1.45% per annum.

Our senior unsecured revolving credit and term loan facility requires compliance with certain financial and operating covenants, including, among other things: a maximum ratio of total indebtedness to total asset value; a maximum ratio of secured indebtedness to total asset value; a minimum ratio of EBITDA to fixed charges; a minimum tangible net worth; a maximum ratio of unsecured indebtedness to unencumbered asset value; and a minimum ratio of unencumbered net operating income to unsecured interest expense. Our senior unsecured revolving credit and term loan facility also contains customary events of default, including, but not limited to, non-payment of principal, interest fees or other amounts, breaches of covenants and bankruptcy or other insolvency events. Healthcare Trust of America, Inc. is also restricted from making distributions to its stockholders in the event it is in default under our senior unsecured revolving credit and term loan facility, except to the extent necessary for it to maintain its REIT status. Management believes that it was in compliance with the covenants as of March 31, 2014.

Senior Unsecured Term Loan Facility

On July 20, 2012, we entered into our senior unsecured term loan facility with Wells Fargo Bank, N.A., as administrative agent, Wells Fargo Securities, LLC, as lead arranger, and the lenders named therein to obtain an unsecured term loan facility in an aggregate principal amount of $155.0 million, subject to increase as discussed below. The proceeds of loans made under our senior unsecured term loan facility were used for our working capital needs and general corporate purposes, including payment of tender offer obligations. Our senior unsecured term loan facility matures on July 19, 2019.

Subject to the terms of our senior unsecured term loan facility, the maximum principal amount of our senior unsecured term loan facility may be increased by up to $45.0 million, for a total principal amount of $200.0 million, subject to such additional financing being offered and provided by existing lenders or new lenders.

As of March 31, 2014, we had $155.0 million outstanding under our senior unsecured term loan facility.

Loans under our senior unsecured term loan facility bear interest at per annum rates equal to LIBOR plus a margin ranging from 1.55% to 2.40% based on our credit rating. The margin associated with the borrowings as of March 31, 2014 was 1.70% per annum. Accrued interest under our senior unsecured term loan facility is payable monthly and at maturity.

On June 4, 2012 and November 1, 2012, we entered into interest rate swaps with respect to our senior unsecured term loan facility that mature on July 17, 2019. These swaps fix the interest rate on our $155.0 million senior unsecured term loan facility at 2.99% per annum, based on our current credit rating.

Our obligations with respect to our senior unsecured term loan facility are guaranteed by Healthcare Trust of America, Inc. and may, from time to time, be guaranteed by certain of our subsidiaries.

Our senior unsecured term loan facility requires compliance with certain financial and operating covenants, including, among other things: a maximum ratio of total indebtedness to total asset value; a maximum ratio of secured indebtedness to total asset value; a minimum ratio of EBITDA to fixed charges; a minimum tangible net worth; a maximum ratio of unsecured indebtedness to unencumbered asset value; and a minimum ratio of unencumbered net operating income to unsecured interest expense. Our senior unsecured term loan facility also contains customary events of default, including, but not limited to, non- payment of principal, interest fees or other amounts, breaches of covenants and bankruptcy or other insolvency events. Healthcare Trust of America, Inc. is also restricted from making distributions to its stockholders in the event it is in default under our senior unsecured term loan facility, except to the extent necessary for it to maintain its REIT status. Management believes that it was in compliance with the covenants as of March 31, 2014.

3.70% Senior Notes due April 15, 2023

On March 28, 2013, we issued $300.0 million in aggregate principal amount of 3.70% Senior Notes due 2023 in an offering exempt from registration pursuant to Rule 144A under the Securities Act. At March 31, 2014, we had a total of approximately $297.8 million of 2023 Notes (including approximately $2.2 million in net discount). The terms of the 2023 Notes are governed by an indenture, dated March 28, 2013, among Healthcare

Trust of America Holdings, LP, as issuer, Healthcare Trust of America, Inc., as guarantor, and U.S. Bank National Association, as trustee. This indenture contains various restrictive covenants virtually identical to the indenture governing the Notes, including limitations on our ability to incur additional indebtedness, requirements to maintain a pool of unencumbered assets and requirements to maintain insurance with financially sound and reputable insurance companies.

On November 21, 2013, we completed the exchange offer of the 2023 Notes for a new series of 2023 Notes that are now registered under the Securities Act. The new series of registered 2023 Notes have substantively identical terms to the initial series of the 2023 Notes.

Mortgage Debt

At March 31, 2014, we had a total of approximately $404.5 million of mortgage debt (including approximately $2.7 million in net premium) with 63 encumbered properties having a $798.6 million aggregate gross book value.

Our mortgage debt is generally recourse solely to the specific properties securing the debt except in case of fraud, misapplication of funds and certain other limited recourse carve-out provisions, which could extend recourse to us. Much of our secured debt is prepayable, subject to various prepayment, yield maintenance or defeasance obligations.

Much of our secured debt includes lock-box arrangements under certain circumstances. We are permitted to spend an amount required to cover our operating expenses, taxes, debt service, insurance and capital expenditure reserves even if revenues are flowing through a lock-box in cases where a specified debt service coverage ratio is not met. All of our consolidated loans subject to lock-box provisions currently exceed the applicable minimum debt service coverage ratios.

DESCRIPTION OF NOTES

The following description summarizes key terms and provisions of the Notes and the indenture, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Notes and the indenture, which are incorporated herein by reference. We will provide copies of these documents to you upon request. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Notes or the indenture, as applicable. As used in this section, the terms “we,” “us,” “our” or “Healthcare Trust of America Holdings, LP” refer to Healthcare Trust of America Holdings, LP and not to any of its subsidiaries, unless stated otherwise. Unless the context requires otherwise, the term “interest” includes additional interest, as described below and references to dollars mean U.S. dollars.

General

The Notes will be issued pursuant to an indenture, to be dated as of June 26, 2014, among Healthcare Trust of America Holdings, LP, Healthcare Trust of America, Inc., as guarantor, and U.S. Bank National Association, as trustee. You may request copies of the indenture and the form of the Notes from us.

The Notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “— Book-Entry, Delivery and Form.” The registered holder of a Note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The Notes will be fully and unconditionally guaranteed by Healthcare Trust of America, Inc. on an unsecured and unsubordinated basis. See “— Guarantee” below.

The terms of the Notes provide that we are permitted to reduce interest payments and payments upon a redemption of Notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of the Notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the Notes. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the Notes and payments upon a redemption of Notes.

Ranking

The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with each other and with all of our existing and future unsecured and unsubordinated indebtedness, including the 2023 Notes. However, the Notes will be effectively subordinated in right of payment to our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The Notes will also be effectively subordinated in right of payment to all existing and future liabilities, whether secured or unsecured, of our subsidiaries. As of March 31, 2014, we had approximately $404.5 million of secured indebtedness (including approximately $2.7 million in net premium associated with our secured mortgage debt) and $827.8 million of unsecured and unsubordinated indebtedness (including approximately $2.2 million in net discount associated with our 2023 Notes) outstanding on a consolidated basis. Of such indebtedness, all of the secured indebtedness and none of the unsecured and unsubordinated indebtedness was attributable to our subsidiaries.

Except as described under “— Certain Covenants” and “— Merger, Consolidation or Sale,” the indenture governing the Notes does not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the indenture afford holders of the Notes protection in the event of (i) a recapitalization transaction or other highly leveraged or similar transaction, (ii) a change of control of us or (iii) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our assets or similar transaction that may adversely affect the holders of the Notes. We may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the Notes. See “Risk Factors — Risks Related to the Notes and the Offering.” Despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the Notes.

Additional Notes

The Notes will initially be limited to an aggregate principal amount of $300.0 million. We may, without the consent of holders of the Notes, increase the principal amount of the Notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, issue price and interest accrued prior to the issue date of the additional notes, and, if applicable, the first interest payment date), and with the same CUSIP number as the Notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the Notes offered hereby. The Notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Interest

Interest on the Notes will accrue at the rate of 3.375% per year from and including June 26, 2014 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2015. The interest so payable will be paid to each holder in whose name a Note is registered at the close of business on the January 1 or July 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day.

If we redeem the Notes in accordance with the terms of such Note, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such Note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Maturity

The Notes will mature on July 15, 2021 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “— Our Redemption Rights” below. The Notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Our Redemption Rights

We may redeem the Notes at our option and in our sole discretion, at any time or from time to time prior to May 15, 2021, in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•	as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 20 basis points (0.20%), plus, in each case, accrued and unpaid interest thereon to the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its Notes for redemption).

Notwithstanding the foregoing, if the Notes are redeemed on or after May 15, 2021 (60 days prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the applicable redemption date.

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed on the third business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC or its successors, (2) J.P. Morgan Securities LLC or its successors and (3) any two other Primary Treasury Dealers selected by us; provided, however, that if any of the Reference Treasury Dealers referred to in clause (1) or (2) above ceases to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

If we decide to redeem the Notes in part, the trustee will select the Notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the Notes.

In the event of any redemption of Notes in part, we will not be required to:

•	issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the Notes on the redemption date, then on and after such date:

•	such Notes will cease to be outstanding;

•	interest on such Notes will cease to accrue; and

•	all rights of holders of such Notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

We will not redeem the Notes on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain Covenants

Limitations on Incurrence of Debt.

Limitation on Total Outstanding Debt. The Notes will provide that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indenture governing the Notes, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (1) Total Assets as of the end of our most recently completed fiscal quarter prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Secured Debt. In addition to the foregoing limitation on the incurrence of Debt, the Notes will provide that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indenture governing the Notes, secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any of our subsidiaries’ property if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or our subsidiaries’ property is greater than 40% of the sum of (without duplication) (1) Total Assets as of the end of our most recently completed fiscal quarter prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any of our subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt; provided that for purposes of this limitation, the amount of obligations under capital leases shown as a liability on our consolidated balance sheet shall be deducted from Debt and from Total Assets.

Ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge. Furthermore, the Notes also will provide that we will not, and will not permit any of our subsidiaries to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indenture governing the Notes, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on an unaudited pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that: (1) such Debt and any other Debt incurred by us and our subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (2) the repayment or retirement of any other Debt by us and our subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition being included in such unaudited pro forma calculation; and (4) in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets or other placement of any assets in service or removal of any assets from service by us or any of our subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition, disposition, placement in service or removal from service, or any related repayment of Debt had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition, disposition, placement in service or removal from service, being included in such unaudited pro forma calculation.

Maintenance of Unencumbered Total Asset Value. The Notes will provide that we, together with our subsidiaries, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate outstanding principal amount of all our and our subsidiaries’ unsecured Debt, taken as a whole.

Insurance. The Notes will provide that we will, and will cause each of our subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by persons engaged in similar businesses or as may be required by applicable law.

As used herein:

“Acquired Debt” means Debt of a person (1) existing at the time such person becomes a subsidiary or (2) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

“Annual Debt Service Charge” as of any date means the amount of interest expense determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations of us and our subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) Annual Debt Service Charge of us and our subsidiaries, (2) provision for taxes of us and our subsidiaries based on income, (3) provisions for gains and losses on properties and depreciation and amortization, (4) increases in deferred taxes and other non-cash items, (5) depreciation and amortization with respect to interests in joint venture and partially owned entity investments, (6) the effect of any charge resulting from a change in accounting principles in determining Earnings from Operations for such period, and (7) amortization of deferred charges.

“Debt” means any of our or any of our subsidiaries’ indebtedness, whether or not contingent, in respect of (without duplication) (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such person or, in the case of us or a subsidiary of us, by Healthcare Trust of America, Inc.’s board of directors) of the property subject to such mortgage, pledge, lien, charge, encumbrance or security interest, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, or (4) any lease of property by us or any of our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles; but only to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles. The term “Debt” also includes, to the extent not otherwise included, any obligation of us or any of our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which we are a party and have assigned our interest, provided that such assignee of ours is not in default of any amounts due and owing under such leases), Debt of another person (other than us or any of our subsidiaries) (it being understood that Debt shall be deemed to be incurred by us or any of our subsidiaries whenever we or such subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Earnings from Operations” means, for any period, net income or loss of us and our subsidiaries, excluding (1) provisions for gains and losses on sales of investments or joint ventures; (2) provisions for gains and losses on disposition of discontinued operations; (3) extraordinary and non-recurring items; and (4) impairment charges, property valuation losses and non-cash charges necessary to record interest rate contracts at fair value; plus amounts received as rent under leases which are accounted for as financing arrangements net of related interest income, as reflected in the consolidated financial statements of us and our subsidiaries for such period determined in accordance with generally accepted accounting principles.

“Intercompany Debt” means Debt to which the only parties are any of us, Healthcare Trust of America, Inc. and any subsidiary; provided, however, that with respect to any such Debt of which we or Healthcare Trust of America, Inc. is the borrower, such Debt is subordinate in right of payment to the Notes.

“Total Assets” as of any date means the sum of (1) our and all of our subsidiaries’ Undepreciated Real Estate Assets and (2) all of our and our subsidiaries’ other assets determined in accordance with generally accepted accounting principles (but excluding intangibles).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of our and our subsidiaries’ real estate assets on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unencumbered Total Asset Value” as of any date means the sum of (1) those Undepreciated Real Estate Assets not encumbered by any mortgage, lien, charge, pledge or security interest and (2) all of our and our subsidiaries’ other assets on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding intangibles), in each case which are unencumbered by any mortgage, lien, charge, pledge or security interest; provided, however, that, in determining Unencumbered Total Asset Value for purposes of the covenant set forth above in “— Maintenance of Unencumbered Total Asset Value,” all investments by us and any subsidiary in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities accounted for financial reporting purposes using the equity method of accounting in accordance with generally accepted accounting principles shall be excluded from Unencumbered Total Asset Value.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the Notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of Notes upon request.

Guarantee

Healthcare Trust of America, Inc. will fully and unconditionally guarantee our obligations under the Notes, including the due and punctual payment of principal of and interest on the Notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantee will be an unsecured and unsubordinated obligation of Healthcare Trust of America, Inc. and will rank equally in right of payment with other unsecured and unsubordinated obligations of Healthcare Trust of America, Inc. Healthcare Trust of America, Inc. has no material assets other than its investment in us.

Merger, Consolidation or Sale

The indenture provides that we or Healthcare Trust of America, Inc. may consolidate with, or sell, lease or convey all or substantially all of our or its assets to, or merge with or into, any other entity, provided that the following conditions are met:

•	we or Healthcare Trust of America, Inc., as the case may be, shall be the continuing entity, or the successor entity (if other than us or Healthcare Trust of America, Inc., as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States and shall expressly assume payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture;

•	immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and we shall be discharged from our obligations under the Notes and the indenture.

Events of Default

The indenture provides that the following events are “Events of Default” with respect to the Notes:

•	default for 90 days in the payment of any installment of interest under the Notes;

•	default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the Notes in accordance with the terms of the indenture shall not constitute a default in the payment of principal;

•	our failure to comply with any of our other agreements in the Notes or the indenture upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 90 days after we receive such notice;

•	failure to pay any indebtedness for money borrowed by us, Healthcare Trust of America, Inc. or any of our Significant Subsidiaries in an outstanding principal amount in excess of $35.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding Notes); or

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, Healthcare Trust of America, Inc. or any of our Significant Subsidiaries or any substantial part of their respective property.

As used herein, “Significant Subsidiary” means any subsidiary which is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC as in effect on the original issue date of the Notes.

If an Event of Default under the indenture with respect to the Notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to us, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately by written notice thereof to us and Healthcare Trust of America, Inc. (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding Notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the Notes that have become due solely because of such acceleration, have been cured or waived as provided in the indenture.

Notwithstanding the foregoing, the sole remedy for any violation of any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or our and Healthcare Trust of America, Inc.’s covenant to provide certain reports under the indenture shall be the accrual of additional interest on the Notes as set forth below under “— Reports.”

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding Notes may waive any past default with respect to the Notes and its consequences, except a default:

•	in the payment of the principal of or interest on the Notes, unless such default has been cured and we or Healthcare Trust of America, Inc. shall have deposited with the trustee all required payments of the principal of and interest on the Notes; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding Note affected thereby.

The trustee will be required to give notice to the holders of the Notes of a default under the indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the Notes of any default with respect to the Notes (except a default in the payment of the principal of or interest on the Notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The indenture provides that no holders of the Notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 90 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the Notes from instituting suit for the enforcement of payment of the principal of and interest on the Notes at the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the Notes then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Notes (or of all Notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may be unduly prejudicial to the holders of the Notes not joining therein or the action would involve the trustee in personal liability.

Within 120 days after the close of each fiscal year, we and Healthcare Trust of America, Inc. must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Defeasance

We may, at our option and at any time, elect to have our obligations and the obligations of Healthcare Trust of America, Inc. discharged with respect to the outstanding Notes and guarantee (“Legal Defeasance”). Legal Defeasance means that we and Healthcare Trust of America, Inc. shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and guarantee, and to have satisfied all other obligations under such Notes, the guarantee and the indenture, except as to:

•	the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on, such Notes when such payments are due from the trust funds referred to below;

•	our obligations with respect to such Notes including exchange and registration of transfer of Notes, mutilated, destroyed, lost or stolen Notes, issuing temporary Notes, cancellation of Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties, and immunities of the trustee, and our and Healthcare Trust of America, Inc.’s obligations in connection therewith; and

•	the Legal Defeasance provisions of the indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of Healthcare Trust of America, Inc. released with respect to certain covenants under the indenture, including the covenants listed under “— Certain Covenants” above, as described in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or an Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified herein, however, the remainder of the indenture and such Notes and guarantee will be unaffected by the occurrence of Covenant Defeasance, and the Notes will continue to be deemed “outstanding” for all other purposes under the indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and additional interest, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the redemption date of the Notes, as the case may be, and we must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

•	in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel confirming that:

•	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

•	since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•	in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•	no default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

•	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we or Healthcare Trust of America, Inc. is a party or by which we or Healthcare Trust of America, Inc. is bound;

•	we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the Notes over our other creditors with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

•	we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the indenture) as to all outstanding Notes when:

•	either:

•	all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

•

all Notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) are to be called for redemption under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we, in the case of clause (1) or (2) above, have irrevocably deposited or caused to be irrevocably deposited with the trustee or the paying agent (other than us or any of our affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity date or redemption date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or to which we are bound;

•	we have paid or caused to be paid all other sums payable under the indenture by us; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification, Waiver and Meetings

Modifications and amendments of, and supplements to, the indenture (other than certain modifications, supplements and amendments for administrative purposes or for the benefit of Note holders, in each case as further described below) will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Notes; provided, however, that no modification or amendment may, without the consent of the holder of each Note affected thereby:

•	change the stated maturity of the principal of or any installment of interest on the Notes issued under such indenture, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the Notes, or adversely affect any right of repayment of the holder of the Notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

•	reduce the above-stated percentage of outstanding Notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;

•	modify or affect in any manner adverse to the holders the terms and conditions of our obligations in respect of the payment of principal and interest; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the Notes.

Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by us, Healthcare Trust of America, Inc. and the trustee without the consent of any holder of the Notes for any of the following purposes:

•	to evidence a successor to us as obligor or Healthcare Trust of America, Inc. as guarantor under the indenture;

•	to add to our covenants or those of Healthcare Trust of America, Inc. for the benefit of the holders of the Notes or to surrender any right or power conferred upon us or Healthcare Trust of America, Inc. in the indenture;

•	to add Events of Default for the benefit of the holders of the Notes;

•	to amend or supplement any provisions of the indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any Notes then outstanding;

•	to secure the Notes;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for rights of holders of the Notes if any consolidation, merger or sale of all or substantially all of our and of Healthcare Trust of America, Inc.’s property or assets occurs;

•	to cure any ambiguity, defect or inconsistency in the indenture; provided, that this action shall not adversely affect the interests of holders of the Notes in any material respect;

•	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the Notes; provided, that the action shall not adversely affect the interests of the holders of the Notes in any material respect; or

•	to conform the text of the indenture, any guarantee or the Notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, such guarantee or the Notes.

In addition, without the consent of any holder of the Notes, Healthcare Trust of America, Inc., or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium, if any, and interest on, all the Notes and the performance of every covenant of the indenture on our part to be performed or observed. Upon any assumption, Healthcare Trust of America, Inc. or the subsidiary shall succeed us, and be substituted for and may exercise every right and power of ours, under the indenture with the same effect as if Healthcare Trust of America, Inc. or the subsidiary had been the issuer of the Notes, and we shall be released from all obligations and covenants with respect to the Notes. No assumption shall be permitted unless Healthcare Trust of America, Inc. has delivered to the trustee (1) an officers’ certificate and an opinion of counsel, stating, among other things, that the guarantee and all other covenants of Healthcare Trust of America, Inc. in the indenture remain in full force and effect and (2) an opinion of independent counsel that the holders of the Notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any Notes are then listed on the New York Stock Exchange, that the Notes shall not be delisted as a result of the assumption.

In determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the Notes, the indenture provides that Notes owned by us or any other obligor upon the Notes or any of our affiliates or of the other obligor shall be disregarded.

The indenture contains provisions for convening meetings of the holders of the Notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us, Healthcare Trust of America, Inc. or the holders of at least 10% in principal amount of the outstanding Notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each Note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding Notes. Any resolution passed or decision taken at any meeting of holders of the Notes duly held in accordance with the indenture will be binding on all holders of the Notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding Notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Notes, holders holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum.

Reports

Whether or not we are subject to Section 13 or 15(d) of the Exchange Act and for so long as any Notes are outstanding, we will furnish to the trustee (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports, in each case within 15 days after we file such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants relating to the Notes (as to which the trustee is entitled to rely exclusively on an officers’ certificate). Notwithstanding the foregoing, if permitted by the SEC, we may satisfy our obligation to furnish the reports described above by furnishing such reports filed by Healthcare Trust of America, Inc.

The sole remedy for any violation of any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or our covenant to provide certain reports under the indenture as described above shall be the accrual of additional interest on the Notes at a rate of 0.25% per annum, payable semiannually. In no event shall additional interest accrue at a combined per annum rate in excess of 0.50% per annum pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar, exchange agent and paying agent for the Notes, subject to replacement at our option.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any Notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Conversion or Exchange Rights

The Notes will not be convertible into or exchangeable for any capital stock of us or Healthcare Trust of America, Inc.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or limited partner of ours or Healthcare Trust of America, Inc., as such, will have any liability for any of our obligations or those of Healthcare Trust of America, Inc. under the Notes, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry, Delivery and Form

Except as set forth below, the Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.

The Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the Notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the Notes. Under the terms of the indenture, we, Healthcare Trust of America, Inc. and the trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, Healthcare Trust of America, Inc., the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount at maturity of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

None of us, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 120 days after the date of such notice;

(2) we, in our sole discretion, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

(3) upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may be exchanged for beneficial interests in a Global Note pursuant to the terms of the indenture.

Same Day Settlement and Payment

We will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC, to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of

DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices

Except as otherwise provided in the indenture, notices to holders of the Notes will be given by mail to the addresses of holders of the Notes as they appear in the Note register; provided that notices given to holders holding Notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing Law

The indenture, the Notes and the guarantee will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

The following is a summary of material provisions in our partnership agreement. For more detail, you should refer to the partnership agreement itself, a copy of which is filed with the SEC and which we incorporate by reference herein.

General

We are a Delaware limited partnership that was formed on April 20, 2006 to acquire, own and operate properties on Healthcare Trust of America, Inc.’s behalf. Healthcare Trust of America, Inc. is our sole general partner and, as of March 31, 2014, owned an approximately 98.94% equity percentage interest in us, consisting of 237,291,746 common series A limited partnership units (“Common Series A Units”). In May 2012, we amended our partnership agreement to, among other things, add a new class of limited partnership units (“LTIP Units”). Certain of the LTIP Units that have been granted to Healthcare Trust of America, Inc.’s employees and directors have vested and converted into common series B limited partnership units (“Common Series B Units”), as described in more detail below under the heading “— Distributions and Allocations.” The remaining equity interest in us is owned by individual investors (the “Individual Investors”) that elected to exchange their partnership interests in the partnership that owned a medical office building for Common Series A Units. Collectively, the units owned by Healthcare Trust of America, Inc. and the Individual Investors constitute 100% of the Common Series A Units outstanding at this time. As the sole general partner, Healthcare Trust of America, Inc. has the exclusive power to manage and conduct our business.

Capital Contributions

If we issue additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of Common Series A Units and a percentage interest in us calculated based upon the amount of the capital contribution and our value at the time of such contribution. As Healthcare Trust of America, Inc. accepts subscriptions for shares, it will transfer the net proceeds of the offering to us as a capital contribution; however, Healthcare Trust of America, Inc. will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. We will assume the obligation to pay, and will be deemed to have simultaneously paid, the selling commissions and other costs associated with the offering. If we require additional funds at any time in excess of capital contributions made by Healthcare Trust of America, Inc. or from borrowing, Healthcare Trust of America, Inc. may borrow funds from a financial institution or other lender and lend such funds to us on the same terms and conditions as are applicable to Healthcare Trust of America, Inc.’s borrowing of such funds, or Healthcare Trust of America, Inc. may cause us to borrow such funds.

Issuance of Additional Units

As our general partner, Healthcare Trust of America, Inc. can, without the consent of the limited partners, cause us to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units that Healthcare Trust of America, Inc. holds and/or limited partnership units. Further, Healthcare Trust of America, Inc. is authorized to cause us to issue partnership interests for less than fair market value if it concludes in good faith that such issuance is in its best interest and our best interest.

In May 2012, we amended our partnership agreement to, among other things, add the LTIP Units. Healthcare Trust of America, Inc. may at any time cause us to issue LTIP Units to members of Healthcare Trust of America, Inc.’s senior management team. The LTIP Units will be earned and will vest on such terms as are determined by the compensation committee of the board of directors of Healthcare Trust of America, Inc. As of March 31, 2014, there were 516,500 unvested LTIP Units issued and outstanding.

Operations

Our partnership agreement provides that we are to be operated in a manner that will enable Healthcare Trust of America, Inc. to:

•	satisfy the requirements for being classified as a REIT for tax purposes;

•	avoid any U.S. federal income or excise tax liability; and

•	ensure that we will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”), which classification could result in us being taxed as a corporation, rather than as a partnership.

In addition to the administrative and operating costs and expenses incurred by us in acquiring and operating real estate, we will assume and pay when due or reimburse Healthcare Trust of America, Inc. for payment of all of its administrative and operating costs and expenses and such expenses will be treated as our expenses.

Distributions and Allocations

Our partnership agreement provides that we will distribute cash flow from operations and net sales proceeds to our partners in accordance with their overall ownership interests at such times and in such amounts as Healthcare Trust of America, Inc. determines as general partner. All distributions shall be made such that a holder of one Common Series A Unit will receive annual distributions from us in an amount equal to the annual distributions paid to the holder of one of Healthcare Trust of America, Inc.’s shares.

Holders of LTIP Units are entitled to receive, with respect to each LTIP Unit, distributions equal to ten percent (10%) of the distributions on each Common Series A Unit.

LTIP Units do not have full capital account parity with Common Series A Units under any circumstances at the time of grant of such LTIP Units. In general, upon the occurrence of certain revaluation events permitted under the Code and Treasury regulations, we will make special allocations of net increases in valuation (if any) of our assets to the LTIP Units. These revaluation events include: (i) the acquisition of an additional interest in us by a new or existing partner in exchange for more than a de minimis capital contribution, (ii) the distribution by us of more than a de minimis amount of property as consideration for an interest in us, (iii) the acquisition of more than a de minimis additional interest in us by a new or existing partner as consideration for the provision of services to us or (iv) our liquidation.

In order for LTIP Units to have full capital account parity with the Common Series A Units, the capital accounts of the holders of LTIP Units with respect to such LTIP Units would have to be equalized (on a per unit basis) with the capital accounts of the holders of the Common Series A Units. After capital account parity occurs, any LTIP Unit that has fully vested will be automatically converted into a Common Series B Unit subject to certain restrictions. Upon such conversion, the holder of the Common Series B Unit will be entitled to receive per-unit allocations and distributions equal to those on the Common Series A Units. As of March 31, 2014 there were 2,380,700 Common Series B Units issued and outstanding.

Under our partnership agreement, we may issue preferred limited partnership units that entitle their holders to distributions prior to the payment of distributions for other units and/or the units of general partnership interest that we hold.

Our partnership agreement provides that net profits will be allocated to the partners in accordance with their overall interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective overall interests in us.

Upon our liquidation, after payment of debts and obligations, and after any amounts payable to preferred units, any of our remaining assets will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. LTIP Units initially will not have full parity, on a per unit basis, with the Common Series A Units with respect to liquidating distributions, and a holder of LTIP Units would receive nothing if we were liquidated immediately after the LTIP Unit is awarded.

Amendments

In general, Healthcare Trust of America, Inc. may amend our partnership agreement as general partner. Certain amendments to our partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, including amendments that would:

•	convert a limited partner’s interest in us into a general partnership interest;

•	require the limited partners to make additional capital contributions to us; or

•	adversely modify the limited liability of any limited partner.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend our partnership agreement to amend these amendment limitations.

Redemption Rights

Our limited partners have the right to cause us to redeem their Common Series A Units for, at our option, cash equal to the value of an equivalent number of shares of Healthcare Trust of America, Inc.’s common stock or a number of Healthcare Trust of America, Inc.’s shares equal to the number of Common Series A Units redeemed. Unless Healthcare Trust of America, Inc. elects in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares of Healthcare Trust of America, Inc.’s common stock upon such exercise would:

•	adversely affect Healthcare Trust of America, Inc.’s ability to qualify as a REIT under the Code or subject Healthcare Trust of America, Inc. to any additional taxes under Section 857 or Section 4981 of the Code;

•	violate any provision of Healthcare Trust of America, Inc.’s charter or bylaws;

•	constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	result in Healthcare Trust of America, Inc. being “closely held” within the meaning of Section 856(h) of the Code;

•	cause Healthcare Trust of America, Inc. to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code;

•	cause us to become a “publicly traded partnership” under the Code;

•	require the registration of the Common Series A Units pursuant to any applicable federal or state securities laws; or

•	cause us to terminate as a partnership or cease to be classified as a partnership for U.S. federal income tax purposes.

Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their Common Series A Units.

Any common stock issued to the limited partners upon redemption of their respective Common Series A Units may be sold only pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from registration. Healthcare Trust of America, Inc. may grant holders of partnership interests registration rights for such shares of common stock.

At any time on or after the conversion of LTIP Units into Common Series B Units, holders of such Common Series B Units may request that we redeem all or a portion of such Common Series B Units, in the form of an equivalent number of shares of Healthcare Trust of America, Inc.’s common stock and Healthcare Trust of America, Inc., in its sole discretion, may grant such request.

As a general partner, Healthcare Trust of America, Inc. will have the right to grant similar redemption rights to holders of other classes of units, if any, in us, and to holders of equity interests in the entities that own our properties.

Transferability of Interests

Healthcare Trust of America, Inc. may not voluntarily withdraw as our general partner or transfer its general partnership interest in us (except to a wholly-owned subsidiary), unless the limited partners not affiliated with Healthcare Trust of America, Inc. approve the transaction by majority vote. With certain exceptions, the limited partners may not transfer their interests in us, in whole or in part, without the written consent of the general partner.

Term

We will be dissolved and our affairs wound up upon the earliest to occur of certain events, including:

•	the expiration of our partnership term on December 31, 2036;

•	Healthcare Trust of America, Inc.’s determination as general partner to dissolve us;

•	the sale of all or substantially all of our assets; or

•	Healthcare Trust of America, Inc.’s withdrawal as our general partner, unless the remaining partners determine to continue our business.

Tax Matters

Healthcare Trust of America, Inc. is our tax matters partner and, as such, has the authority to handle tax audits and to make tax elections under the Code on our behalf.

Indemnification

Our partnership agreement requires us to indemnify Healthcare Trust of America, Inc., as general partner (and its directors, officers and employees), and the limited partners against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•	in the case of Healthcare Trust of America, Inc., as general partner, and the limited partners, Healthcare Trust of America, Inc.’s or the limited partners’ fraud, willful misconduct or gross negligence;

•	in the case of Healthcare Trust of America, Inc.’s directors, officers and employees (other than its independent directors), such person’s negligence or misconduct; or

•	in the case of Healthcare Trust of America, Inc.’s independent directors, such person’s gross negligence or willful misconduct.

In addition, we must reimburse Healthcare Trust of America, Inc. for any amounts paid in satisfaction of Healthcare Trust of America, Inc.’s indemnification obligations under its charter. We may not provide indemnification or advancement of expenses to Healthcare Trust of America, Inc. (or its directors, officers or employees) to the extent that Healthcare Trust of America, Inc. could not provide such indemnification or advancement of expenses under the limitations of its charter.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Notes but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Code, current, temporary and proposed U.S. Treasury Regulations issued thereunder (the “Treasury Regulations”), the legislative history of the Code, Internal Revenue Service (“IRS”) rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances. For example, except to the extent discussed under the heading “— Non-U.S. Holders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Code;

•	subject to the Medicare contribution tax;

•	holding the Notes as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding the Notes through a partnership or other pass-through entity;

•	a non-U.S. corporation or partnership, or person who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the Notes in this offering for cash at their “issue price” (as defined below in “— U.S. Holders — Original Issue Discount”) and that hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, “U.S. Holder” means a beneficial owner of the Notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If any entity treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Notes.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes or that any such position would not be sustained.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.

U.S. Holders

Interest

A U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the Notes in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Original Issue Discount

If the issue price of a Note is less than its stated redemption price at maturity, then the Note will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between the Note’s issue price and its stated redemption price at maturity is no more than a statutory de minimis amount, as defined below. Generally, the “issue price” of a Note is the first price at which a substantial amount of the issue is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a Note is the total of all payments to be made under the Note other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments). The stated interest on the Notes will qualify as qualified stated interest, and the stated redemption price at maturity will equal the principal amount of the Notes.

If the Notes are issued with OID, a U.S. Holder generally will be required to include such OID in income as it accrues on a constant yield basis in advance of the receipt of cash payments to which such income is attributable. Under the constant yield method, a U.S. Holder must include in income in each taxable year the sum of the daily portions of OID for each date on which the U.S. holder held the Note during the taxable year, regardless of the U.S. Holder’s method of accounting for U.S. federal income tax purposes. The constant yield method generally requires U.S. Holders to include in income increasingly greater amounts of OID in successive accrual periods. A U.S. Holder’s tax basis in a Note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

The amount of OID on the Notes is de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity. Rather than being characterized as interest, any payment attributable to such de minimis OID is characterized as if it were gain from the sale of the Notes, and a pro rata amount of such de minimis OID must be included in income as principal payments are received on the Notes. We expect that the Notes will be issued with a de minimis amount of OID.

Additional Amounts

As described under “Description of Notes — Our Redemption Rights,” upon the occurrence of certain events, we may be required to make certain payments in excess of stated interest and the principal amount of the Notes in connection with our redemption of the Notes. In addition, as described under “Description of Notes —Reports,” we may be obligated to pay additional interest if we violate any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or our covenant to provide certain reports under the indenture as described under “Description of Notes — Reports” (“Additional Interest”). These contingencies may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” We intend to take the position that the Notes should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on our belief that, as of the date of issuance of the Notes, the likelihood that such additional amounts will have to be paid is remote. Assuming such position is respected, any amounts paid to a holder pursuant to any such redemption would be taxable as described below in “— U.S. Holders — Sale or Other Taxable Disposition of the Notes,” and any payments of Additional Interest should be taxable as additional ordinary income when received or accrued, in accordance with such holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of a holder’s income and the timing of our deductions with respect to the Notes. If the IRS were to successfully challenge our determination and the Notes were treated as contingent payment debt instruments, a holder would be required, among other things, to accrue interest income at a rate higher than the stated interest rate on the Notes regardless of its method of tax accounting and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a Note. Holders are urged to consult their tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.

Sale or Other Taxable Disposition of the Notes

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a Note equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder’s income) and the U.S. Holder’s adjusted tax basis in the Note. This gain or loss will generally constitute capital gain or loss. In the case of a non-corporate U.S. Holder, including an individual, if the Note has been held for more than one year, such capital gain may be subject to tax at a reduced rate. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

The amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to the payments will generally be required to be reported to the IRS. U.S. Holders may be subject to backup withholding tax (currently at a rate of 28%) with respect to interest payments and gross proceeds from the sale, exchange, redemption or retirement of Notes unless (i) the U.S. Holder is a corporation or comes within certain exempt categories or (ii) prior to payment, the U.S. Holder provides an accurate taxpayer identification number and certifies as required on a duly completed and executed IRS Form W-9 (or permitted substitute or successor form), and otherwise complies with the requirements of the backup withholding rules.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided the required information is timely furnished by the U.S. Holder to the IRS and other applicable requirements are satisfied.

Non-U.S. Holders

For purposes of this discussion, “Non-U.S. Holder” means a beneficial owner of the Notes that is not a “U.S. Holder” nor a partnership nor any other entity treated as a partnership for U.S. federal income tax purposes. Special rules may apply to holders that are partnerships or entities treated as partnerships for U.S. federal income tax purposes and to Non-U.S. Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Interest

Subject to the discussion of backup withholding and foreign account tax compliance below, under the “portfolio interest exemption,” payments of interest on the Notes to a Non-U.S. Holder will not be subject to U.S. federal withholding tax provided that such payments are not effectively connected with the conduct of a U.S. trade or business conducted by the Non-U.S. Holder, and:

•	the Non-U.S. Holder does not, directly or indirectly, actually or constructively own 10% or more of our capital or profits;

•	the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us (within the meaning of Section 864(d)(4) of the Code);

•	the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code;

•	the Non-U.S. Holder is not a foreign tax-exempt organization or a foreign private foundation for U.S. federal income tax purposes; and

•	such holder properly certifies on IRS Form W-8BEN, W-8BEN-E or a successor form, under penalties of perjury, that such holder is not a U.S. person and certain other requirements are met.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption,” payments of interest made to such Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax unless the beneficial owner of the Note provides us or our agent, as the case may be, with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E (or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable treaty, or

•	IRS Form W-8ECI (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with a U.S. trade or business of the beneficial owner (in which case such interest will be subject to U.S. federal income tax on a net basis as described below).

Non-U.S. Holders should consult their own tax advisors about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If interest on the Notes is effectively connected with a U.S. trade or business of the beneficial owner, and, if required by an applicable income tax treaty as a condition to taxation, is attributable to a U.S. permanent establishment, the Non-U.S. Holder, although exempt from the withholding tax described above, generally will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation and, if required by an applicable treaty, interest is attributable to a U.S. permanent establishment, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

Additional Amounts

As described above under “— U.S. Holders — Additional Amounts,” additional amounts may be paid on the Notes under certain circumstances. It is possible that some or all of such payments might be subject to U.S. federal withholding tax as described above under “— Interest.” Each Non-U.S. Holder that is considering the purchase of Notes should consult its own tax advisor regarding the tax consequences that relate to the potential payment of additional amounts or other contingencies.

Sale or Other Taxable Disposition of the Notes

Subject to the discussion of backup withholding and foreign account tax compliance below, any gain realized by a Non-U.S. Holder upon the sale, exchange, redemption or disposition of Notes will not be subject to U.S. federal income or withholding taxes unless: (i) such gain is effectively connected with a U.S. trade or business of the Holder (and, if required by an applicable income tax treaty as a condition to taxation, is attributable to a U.S. permanent establishment), in which case the Non-U.S. Holder will be subject to U.S. federal income tax on such gain as if it were a U.S. person; (ii) in the case of an individual, such Holder is present in the U.S. for 183 days or more in the taxable year of the sale, exchange or disposition and certain other conditions are met, in which case such gain (net of certain losses) would generally be taxed at a rate of 30%, subject to elimination under an applicable income tax treaty; or (iii) such gain represents accrued interest, in which case the rules for interest would apply, as described in “— Interest” above.

U.S. Trade or Business

If interest paid on a Note or gain from a disposition of a Note is effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty as a condition to taxation, is attributable to a U.S. permanent establishment), the Non-U.S. Holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder. A Non-U.S. Holder that is a non-U.S. corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a Note or gain from a disposition of a Note will be included in effectively connected earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Backup Withholding and Information Reporting

The amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to the payments will generally be required to be reported to the IRS. Non-U.S. Holders who have provided the form and certifications mentioned above or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither we nor our agent has actual knowledge or reason to know that any information in those forms and certifications is unreliable or that the conditions of the exemption are in fact not satisfied.

Payments of the proceeds from the sale of a Note held by a Non-U.S. Holder to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, may apply to those payments if the broker is one of the following;

•	a U.S. person,

•	a controlled foreign corporation for U.S. federal income tax purposes,

•	a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, or

•	a foreign partnership with specified connections to the U.S.

Information reporting and backup withholding may apply to payment of the proceeds from a sale of Note held by a Non-U.S. Holder to or through the U.S. office of a broker unless the Non-U.S. Holder establishes an exemption from one or both.

Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided the required information is timely furnished by the Non-U.S. Holder to the IRS and other applicable requirements are satisfied.

FATCA Withholding

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (“FATCA”), when applicable, will impose a U.S. federal withholding tax of 30% on certain payments to “foreign financial institutions” and certain non-financial foreign entities (including in certain instances where such institutions or entities are acting as an intermediary) that fail to comply with certain certification and information reporting requirements. Under recently issued final Treasury regulations, these rules generally apply to interest payments in respect of securities (such as the Notes) paid on or after July 1, 2014, and to gross proceeds from the sale, redemption or other disposition of securities (such as the Notes), including returns of principal, paid on or after January 1, 2017. FATCA does not apply to debt instruments issued before July 1, 2014 (such as the Notes), unless such debt instruments are significantly modified on or after that date.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement dated June 23, 2014 among us, Healthcare Trust of America, Inc. and the underwriters, we have agreed to sell to each of the underwriters, for whom Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Jefferies LLC are acting as representatives, and each underwriter has severally agreed to purchase, the respective principal amount of Notes set forth opposite its name below:

Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$64,500,000
J.P. Morgan Securities LLC	$64,500,000
Jefferies LLC	$64,500,000
U.S. Bancorp Investments, Inc.	$52,500,000
BBVA Securities Inc.	$9,000,000
BMO Capital Markets Corp.	$9,000,000
Capital One Securities, Inc.	$9,000,000
Fifth Third Securities, Inc.	$9,000,000
Regions Securities LLC	$9,000,000
Scotia Capital (USA) Inc.	$9,000,000

Total	$300,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The obligations of the underwriters under the underwriting agreement, including their agreement to purchase Notes from us, are several and not joint. The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to dealers at the public offering price less a concession not to exceed 0.375% of the principal amount of the Notes. The underwriters may allow, and dealers may reallow a concession not to exceed 0.250% of the principal amount of the Notes. After the initial offering of the Notes to the public, the representatives may change the public offering price and other selling terms.

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $230,000 and will be payable by us.

We and Healthcare Trust of America, Inc. have agreed (1) that we will not offer or sell any of our debt securities (other than the Notes) during the period from the original issue date through and including the closing date of the Notes without the prior written consent of the representatives; and (2) to indemnify the underwriters against liabilities under the Securities Act or to contribute to payments which they may be required to make in that respect.

The Notes are a new issue of securities for which there currently is no market. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the Notes as permitted by applicable law. They are not obligated, however, to make a market in the Notes and any market-making may be discontinued at any time at their sole discretion. However, we cannot assure you that the prices at which the Notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the Notes will develop and continue after this offering. Accordingly, no assurance can be given as to the development or liquidity of any market for the Notes.

The underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with applicable law.

•	Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the Notes originally sold by such broker/dealer are purchased in a stabilizing or covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

Conflicts of Interest

Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, one of the underwriters participating in this offering, is the syndication agent and a lender under our senior unsecured revolving credit and term loan facility. JP Morgan Chase Bank, N.A. an affiliate of J.P. Morgan Securities LLC, one of the underwriters participating in this offering, is the administrative agent and a lender under our senior unsecured revolving credit and term loan facility. In addition, affiliates of U.S. Bancorp Investments, Inc., Capital One Securities, Inc., BMO Capital Markets Corp, Fifth Third Securities, Inc., Regions Securities LLC and Scotia Capital (USA) Inc., each an underwriter participating in this offering, are lenders under our senior unsecured revolving credit facility and term loan facility. As a result, a portion of the net proceeds of this offering will be received by such other affiliates. U.S. Bank National Association will also serve as trustee under the indenture governing the Notes and will receive customary compensation thereunder.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, is the syndication agent and a lender under our existing senior unsecured revolving credit and term loan facility. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is an administrative agent and lender under our existing senior unsecured revolving credit and term loan facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Notes” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the placement contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the underwriters have authorised, nor do they authorise, the making of any offer of Notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is only being distributed to, and are only directed at, (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (iv) of the Order (each such person being referred to as a “relevant person”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Finance Service and Market Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

WHERE YOU CAN FIND MORE INFORMATION

We and Healthcare Trust of America, Inc. file annual, quarterly and current reports and other information with the SEC, and Healthcare Trust of America, Inc. files proxy statements with the SEC. You may inspect and copy reports, proxy statements and other information we and Healthcare Trust of America, Inc. file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. We and Healthcare Trust of America, Inc. file information electronically with the SEC, and the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants (including Healthcare Trust of America, Inc. and us) that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement “incorporates by reference” certain information we and Healthcare Trust of America, Inc. file with the SEC. The information incorporated by reference is an important part of this prospectus supplement. The incorporated documents contain significant information about Healthcare Trust of America, Inc., us, our business and our finances. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we and Healthcare Trust of America, Inc. later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed by us or Healthcare Trust of America, Inc. with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on February 25, 2014;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2014 filed with SEC on April 30, 2014;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2014;

•	Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on January 9, 2014, February 18, 2014 (but only with respect to Item 8.01), February 20, 2014, February 28, 2014, March 11, 2014 and April 29, 2014 (two reports);

•	the description of Healthcare Trust of America, Inc.’s Class A common stock contained in Healthcare Trust of America, Inc.’s Registration Statement on Form 8-A (File No. 001-35568) filed with the SEC on June 5, 2012; and

•	all documents filed by us or Healthcare Trust of America, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the end of any offering of the securities made under this prospectus supplement.

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus supplement, except as expressly incorporated herein.

You can obtain a copy of any of the documents incorporated by reference into this prospectus supplement or accompanying prospectus at no cost by writing to or telephoning us at the following address and telephone number: Healthcare Trust of America, Inc. at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254, telephone (480) 998-3478.

LEGAL MATTERS

Certain legal matters, including the validity of the Notes offered hereby and Healthcare Trust of America, Inc.’s qualification as a REIT, will be passed upon for us by O’Melveny & Myers LLP and Venable LLP. Certain legal matters will be passed upon for the underwriters by Hunton & Williams LLP. O’Melveny & Myers LLP and Hunton & Williams LLP may rely, as to certain matters of Maryland law, on the opinion of Venable LLP.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from Healthcare Trust of America, Inc.’s Annual Report on Form 10-K and the effectiveness of Healthcare Trust of America, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from Healthcare Trust of America Holdings, LP’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

Debt Securities

Guarantees of Debt Securities of Healthcare Trust of America Holdings, LP

by Healthcare Trust of America, Inc.

Healthcare Trust of America Holdings, LP may offer and sell, from time to time, in one or more offerings, debt securities. The debt securities of Healthcare Trust of America Holdings, LP may be fully and unconditionally guaranteed by Healthcare Trust of America, Inc., as described in this prospectus or a prospectus supplement.

The securities described in this prospectus may be sold in one or more offerings in amounts, at prices and on terms to be determined at the time of each offering thereof. Each time we offer securities using this prospectus, we will provide specific terms of the securities and the offering in one or more supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the securities. The securities may be offered and sold by us to or through one or more underwriters, broker-dealers or agents, or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”

This prospectus may not be used by us to sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, including the information incorporated by reference, prior to investing in any of our securities.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section on page 5 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 12, 2014

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before making an investment decision. You may rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you may not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, (a) the terms “Company,” “we,” “us,” “our” and similar terms refer to Healthcare Trust of America, Inc., a Maryland corporation, and its subsidiaries on a consolidated basis, (b) the term “HTA” refers only to Healthcare Trust of America, Inc., (c) the term “Partnership” refers to Healthcare Trust of America Holdings, LP, a Delaware limited partnership and (d) the term “registrants” refers to Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP, collectively, in each case unless the context otherwise requires.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy reports, proxy statements and other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. This prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants (including us) that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering of securities under the registration statement of which this prospectus forms a part is terminated or completed comprise the incorporated documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on February 25, 2014;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2014 filed with SEC on April 30, 2014;

•	HTA’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2014;

•	our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on January 9, 2014, February 18, 2014 (but only with respect to Item 8.01), February 20, 2014, February 28, 2014, March 11, 2014 and April 29, 2014 (two reports);

•	the description of HTA’s Class A common stock contained in HTA’s Registration Statement on Form 8-A (File No. 001-35568) filed with the SEC on June 5, 2012; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of any offering of the securities made under this prospectus.

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus, except as expressly incorporated herein.

You can obtain a copy of any of the documents incorporated by reference into this prospectus or any accompanying prospectus supplement at no cost by writing to or telephoning us at the following address and telephone number: Healthcare Trust of America, Inc. at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254, telephone (480) 998-3478.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Such statements include, in particular, statements about our plans, strategies and prospects and estimates regarding future medical office building market performance. Such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by use of the terms such as “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus, such prospectus supplement or such document incorporated by reference herein or therein, as applicable. We cannot guarantee the accuracy of any such forward-looking statements contained in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. The following factors, as well as any cautionary language in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein, provide examples of certain risks, uncertainties and events that could cause actual results to differ materially from those presented in our forward-looking statements:

•	our ability to effectively deploy proceeds of offerings of securities;

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;

•	economic fluctuations in certain states in which our property investments are geographically concentrated;

•	retention of our senior management team;

•	financial stability and solvency of our tenants;

•	supply and demand for operating properties in the market areas in which we operate;

•	our ability to acquire real properties, and to successfully operate those properties once acquired;

•	changes in property taxes;

•	legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts (“REITs”), and changes to laws governing the healthcare industry;

•	fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	delays in liquidating defaulted mortgage loan investments;

•	changes in interest rates;

•	the availability of capital and financing;

•	restrictive covenants in our credit facilities;

•	changes in our credit ratings;

•	changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs;

•	our ability to remain qualified as a REIT; and

•	the factors included in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our security holders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

ABOUT THE REGISTRANTS

The following highlights information about the registrants and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. is a fully integrated, self-administered and internally managed REIT, primarily focused on acquiring, owning and operating high-quality medical office buildings that are predominantly located on or aligned with campuses of nationally or regionally recognized healthcare systems. We invest primarily in high-quality medical office buildings in our target markets, and have acquired high-quality medical office buildings and other facilities that serve the healthcare industry with an aggregate purchase price of approximately $3.0 billion through March 31, 2014. As of March 31, 2014, our portfolio consisted of 269 medical office buildings and 19 other facilities that serve the healthcare industry, as well as real estate notes receivable secured by medical office buildings. As of March 31, 2014, our portfolio is comprised of approximately 14.1 million square feet of gross leasable area (“GLA”), with a leased rate of 91.2% which includes leases executed but not commenced and an occupancy rate of 90.8%. Approximately 96% of our portfolio, based on GLA, is located on or aligned with campuses of nationally or regionally recognized healthcare systems. Our portfolio is diversified geographically across 27 states, with no state having more than 13.0% of the total GLA as of March 31, 2014. We are concentrated in locations that we have determined to be strategic based on demographic trends and projected demand for medical office buildings and we expect to continue to invest in these markets. We have concentrations in the following key markets: Phoenix, Arizona; Pittsburgh, Pennsylvania; Greenville, South Carolina; Albany, New York; Indianapolis, Indiana; Houston, Texas; Dallas, Texas; Atlanta, Georgia; Miami, Florida; Boston, Massachusetts; Denver, Colorado; and Raleigh, North Carolina.

Our principal executive offices are located at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254 and our telephone number is (480) 998-3478. We maintain a web site at www.htareit.com, at which there is additional information about us. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document that we file with or furnish to the SEC.

Healthcare Trust of America Holdings, LP

Healthcare Trust of America Holdings, LP is a direct subsidiary of HTA and a limited partnership organized under the laws of the State of Delaware. We conduct substantially all of HTA’s operations through the Partnership.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should read and carefully consider the risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and under Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, which information is incorporated by reference in this prospectus, and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges for each of the periods shown:

	Healthcare Trust of America, Inc.
	Three Months Ended March 31, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)	1.39	1.45	(2)	1.13	(2)	(2)

(1)	We have restated the information for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 to conform to the March 31, 2014 presentation. The results of operations of the property that was previously classified as held for sale have been reclassified out of discontinued operations for all periods presented.
(2)	The ratio of earnings to fixed charges was less than one-to-one for the years ended December 31, 2012, 2010 and 2009. The total fixed charges for those years were $46.7 million, $36.3 million and $29.4 million, respectively, and the total earnings were $22.3 million, $28.4 million and $4.3 million, respectively. The deficiency amounts, or the amounts of fixed charges in excess of earnings for those years were $24.4 million, $7.9 million and $25.1 million, respectively.

We have computed the ratios of our earnings to fixed charges by dividing its earnings by fixed charges. For the purposes of computing these ratios, “earnings” have been calculated by adding fixed charges to pre-tax income from continuing operations and “fixed charges” as the sum of interest expensed, amortized premiums, discounts and capitalized expenses related to indebtedness and the estimate of interest within rental expense.

There was no preferred stock of Healthcare Trust of America, Inc. outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

	Healthcare Trust of America Holdings, LP
	Three Months Ended March 31, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)	1.40	1.46	(2)	1.13	(2)	(2)

(1)	We have restated the information for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 to conform to the March 31, 2014 presentation. The results of operations of the property that was previously classified as held for sale have been reclassified out of discontinued operations for all periods presented.
(2)

The ratio of earnings to fixed charges was less than one-to-one for the years ended December 31, 2012, 2010 and 2009. The total fixed charges for those years were $46.7 million, $36.3 million and $29.4 million, respectively, and the total earnings were $22.3 million, $28.4 million and $4.3 million, respectively. The deficiency amounts, or the amounts of fixed charges in excess of earnings for those years were $24.4 million, $7.9 million and $25.1 million, respectively.

We have computed the ratios of our earnings to fixed charges by dividing its earnings by fixed charges. For the purposes of computing these ratios, “earnings” have been calculated by adding fixed charges to pre-tax income from continuing operations and “fixed charges” as the sum of interest expensed, amortized premiums, discounts and capitalized expenses related to indebtedness and the estimate of interest within rental expense.

There was no preferred stock of the Partnership outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of any of our securities under this prospectus for general corporate purposes, including, but not limited to, working capital, investment in real estate and repayment of debt. Further details relating to the use of the net proceeds from the sale of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

DESCRIPTION OF DEBT SECURITIES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities of HTA and the debt securities of the Partnership that we may offer under this prospectus. For purposes hereof, references to the issuer means HTA or the Partnership as applicable. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities may be either secured or unsecured and will be senior debt securities. The issuer will issue senior notes under a senior indenture among the issuer, the guarantor(s) named therein and one or more trustees. We will file a form of the indenture as an exhibit to the registration statement of which this prospectus forms a part.

The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We also use the term “debenture trustee” to refer to the senior trustee.

The following summaries of the material provisions of the senior notes and the indenture are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indenture that contain the terms of the debt securities.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the issuer;

•	the title;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not the issuer will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, the issuer will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether the issuer can redeem the debt securities if the issuer has to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	the issuer’s right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which the issuer may, at its option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which the issuer is obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	the guarantor(s), if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantor(s), if any;

•	whether the indenture will restrict the ability of the issuer, the guarantor(s), if any, and/or their respective subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of capital stock;

•	redeem capital stock;

•	place restrictions on subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require the issuer to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which the issuer will issue the series of debt securities, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for securities of the issuer or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the issuer’s option. We may include provisions pursuant to which the number of the issuer’s securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of the issuer’s merger or consolidation with another entity.

Consolidation, Merger or Sale

The indenture will permit the issuer upon satisfaction of certain conditions to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of the issuer’s assets. However, any successor of the issuer or acquirer of such assets must assume all of the issuer’s obligations under the indenture and the debt securities.

If the debt securities are convertible into other securities, the person with whom the issuer consolidates or merges or to whom the issuer sells all of its property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Neither the Maryland General Corporation Law (the “MGCL”), nor HTA’s or the Partnership’s governing documents define the term “substantially all” as it relates to the sale of assets. Additionally, Maryland cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of the issuer’s assets has occurred, a holder of debt securities must review the financial and other information that we disclosed to the public. The Charter contains restrictions on ownership and transfers of HTA’s stock that are designed to preserve our status as a REIT and to otherwise address concerns about concentration of ownership of HTA’s stock, and, therefore, it may prevent or hinder a change of control.

Events of Default Under the Indenture

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indenture with respect to any series of debt securities:

•	if the issuer fails to pay any installment of interest when due and payable and our failure continues for 90 days;

•	if the issuer fails to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

•	if the issuer fails to observe or perform any other covenant contained in the debt securities or the indenture and such failure continues for 90 days after the issuer receives notice from the debenture trustee or holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if the issuer fails to pay any indebtedness in an outstanding principal in excess of a particular monetary threshold at final maturity or upon acceleration after the expiration of any applicable grace period, and the indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded within 30 days after written notice; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to the issuer in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to the issuer, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of not less than a majority in principal amount of the outstanding debt securities of an affected series may waive all default or events of default with respect to the series and its consequences, other than the non-payment of accelerated principal or interest that have become due solely because of such acceleration unless the issuer has cured the default or event of default in accordance with the indenture.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	such direction shall not be in conflict with any rule of law or with the applicable indenture;

•	the debenture trustee may take any other action which is not inconsistent with such direction;

•	the debenture trustee may decline to take any action that would benefit some holders of the debt securities in the applicable indenture to the detriment of other holders of the debt securities or otherwise be unduly prejudicial to the holders of the debt securities not joining therein; and

•	the debenture trustee may decline to take any action that would involve the debenture trustee in personal liability.

The issuer will periodically deliver certificates of an officer with the debenture trustee certifying whether or not the officer has knowledge of default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Modification of Indenture; Waiver

The issuer, any guarantor and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to evidence a successor to the issuer as obligor or to a guarantor as guarantor under the applicable indenture;

•	to add to the covenants of the issuer or the guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the issuer or the guarantor in the applicable indenture or in the debt securities;

•	to add events of default for the benefit of the holders of the debt securities;

•	to amend or supplement any provisions of the applicable indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding;

•	to secure the debt securities;

•	to provide for the acceptance of appointment of a successor debenture trustee or facilitate the administration of the trusts under the applicable indenture by more than one debenture trustee;

•	to provide for rights of holders of the debt securities if any consolidation, merger or sale of all or substantially all of property or assets of the issuer and a guarantor occurs;

•	to cure any ambiguity, defect or inconsistency in this Indenture; provided, that this action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	to provide for the issuance of additional debt securities in accordance with the limitations set forth in the applicable indenture;

•	to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any of the debt securities; provided, that the action shall not adversely affect the interests of the holders of the debt securities in any material respect; or

•	to conform the text of the applicable indenture, any guarantee or the debt securities to any provision of the description thereof set forth in a prospectus supplement to the extent that such provision in a prospectus supplement was intended to be a verbatim recitation of a provision in the applicable indenture, any guarantee or the debt securities.

In addition, under the indenture, the rights of holders of debt securities of any series may be changed by the issuer and the debenture trustee with the written consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities; provided, however, that no modification or amendment may, without the consent of the holder of each debt series of debt securities affected thereby:

•	change the stated maturity of the principal of or any installment of interest on the debt securities, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the debt securities, or adversely affect any right of repayment of the holder of the debt securities, change the place of payment, or the coin or currency, for payment of principal of or interest on any of series of debt securities or impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the percentage in principal amount of the outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and their consequences provided in the applicable indenture, or to reduce the requirements of quorum or change voting requirements set forth in the applicable indenture;

•	modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the issuer or any guarantor in respect of the due and punctual payments of principal and interest; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities.

Discharge

The indenture will provide that the issuer can elect to be discharged from its obligations with respect to one or more series of debt securities, except for certain obligations that shall survive, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace mutilated, destroyed, lost or stolen debt securities of the series;

•	furnish to the debenture trustee periodically lists of names and addresses of the holders of debt securities; and

•	execute and deliver temporary debt securities.

In order to exercise its rights to be discharged, the issuer must deposit with the debenture trustee money or government obligations, or a combination of both, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due, and deliver to the debenture trustee an officer’s certificate and an opinion of counsel.

Form, Exchange and Transfer

The issuer will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The indenture will provide that the issuer may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the issuer or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by the issuer for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, the issuer will not impose a service charge for any registration of transfer or exchange, but the issuer may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.

We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that the issuer initially designates for any debt securities. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the issuer elects to redeem the debt securities of any series, it will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Guarantees

If the applicable prospectus supplement relating to a series of debt securities of the Partnership provides that such debt securities will have the benefit of a guarantee by HTA, then such debt securities will be fully and unconditionally guaranteed by HTA. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries of the issuer, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the issuer. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into another company, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under the indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, the issuer will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

The issuer will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by the issuer, except that, unless we otherwise indicate in the applicable prospectus supplement, the issuer may make certain payments by check which the issuer will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, the issuer will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that the issuer initially designates for the debt securities of a particular series. The issuer will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money the issuer pays to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the issuer, and the holder of the debt security thereafter may look only to the issuer for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE HEALTHCARE TRUST OF

AMERICA, INC. CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and of the Charter and Bylaws. While we believe that the following description covers the material aspects of these provisions, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, the Charter and Bylaws and the relevant provisions of Maryland law for a more complete understanding of these provisions. Copies of the Charter and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find Additional Information.”

Number of Directors; Vacancies

The Charter provides that the number of directors will be six, which number may be increased or decreased in accordance with the Bylaws, provided that the total number of directors will not be fewer than three, nor more than 15. The Bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors, provided that the total number of directors will not be fewer than the minimum number required by the MGCL or the Charter, nor more than 15.

The Charter and Bylaws provide that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Notwithstanding the foregoing, the Charter provides that independent directors will nominate replacements for vacancies among the independent directors’ positions.

Annual Elections

Each of HTA’s directors are elected by HTA’s stockholders to serve for a one-year term and until his or her successor is duly elected and qualifies. Directors in uncontested elections are elected by the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders at which a quorum is present, and directors in contested elections are elected by a plurality of all votes cast.

Removal of Directors

The Charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Calling of Special Meetings of Stockholders

The Bylaws provide that special meetings of stockholders may be called by the board of directors, the chairman of the board of directors and HTA’s president or chief executive officer and shall be called by HTA’s secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting (subject to the stockholders’ compliance with certain procedures set forth in the Bylaws).

Action by Stockholders

According to our Charter, the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called at which a quorum is present shall be required to elect a director in uncontested elections, and, according to our Bylaws, a majority of the votes cast at a meeting of stockholders duly called at which a quorum is present shall be sufficient to approve any other matter which may properly come before a meeting, unless more than a majority of votes cast is required by the MGCL or the Charter. These provisions, combined with the requirements of the Bylaws regarding advance notice of nominations and other business to be considered at a meeting of stockholders discussed below and the calling of a stockholder-requested special meeting of stockholders discussed above, may have the effect of delaying consideration of a stockholder proposal. Stockholders may take action without a meeting only if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

The Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in the Bylaws and at the time of the annual meeting and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures and provided the information required by the Bylaws. With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in the Bylaws and at the time of the special meeting, and who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions and provided the information required by the Bylaws.

The purpose of requiring stockholders to give HTA advance notice of nominations and other business is to afford the board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about such qualifications or business. Although the Bylaws do not give the board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to HTA and its stockholders.

Approval of Extraordinary Corporate Actions, Amendment of Charter

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate or merge with, or convert to, another entity, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is declared advisable by the board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, the Charter provides that any of these actions may be approved by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Amendment of Bylaws

The board of directors has the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new bylaws.

No Stockholder Rights Plan

HTA has no stockholder rights plan. In the future, HTA does not intend to adopt a stockholder rights plan unless HTA’s stockholders approve in advance the adoption of a plan or, if adopted by the board of directors, HTA submits the stockholder rights plan to HTA’s stockholders for a ratification vote within 12 months of adoption or the plan will terminate.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation), or an affiliate of an interested stockholder, in either case after the date on which the corporation had 100 or more beneficial owners of stock, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

Any such business combination entered into after the five-year prohibition must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. The board of directors has adopted a resolution exempting any business combination between HTA and any other person or entity from the business combination provisions of the MGCL, provided that such business combination is first approved by the board of directors.

As a result, any person may be able to enter into business combinations with HTA that may not be in the best interests of our stockholders without compliance by HTA with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of HTA and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transactions or to acquisitions approved or exempted by the charter or bylaws of the corporation.

The Bylaws exempt any and all acquisitions of shares of HTA’s stock from the control share acquisition statute. According to the Bylaws, this exemption may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided in any successor bylaw, apply to any prior or subsequent share acquisition.

Certain Elective Provisions of Maryland Law

Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors who are not officers or employees of the corporation or affiliated with an acquiring person, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of (i) a classified board, (ii) a two-thirds vote requirement for removing a director, (iii) a requirement that the number of directors be fixed only by vote of the directors, (iv) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (v) a majority requirement for the calling of a special meeting of stockholders. Pursuant to Subtitle 8, HTA has elected that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Through provisions in the Charter and Bylaws unrelated to Subtitle 8, HTA vests in the board of directors the exclusive power to fix the number of directorships (provided that the number is not less than three) and requires, unless called by the board of directors, HTA’s independent directors, the chairman of the board of directors or HTA’s president or chief executive officer, the written request of stockholders entitled to cast a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

However, as of the date hereof, HTA has six independent directors and a class of equity securities registered under the Exchange Act, so the board of directors could elect to provide for any of the remaining provisions.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of The Charter and Bylaws

The provisions of the MGCL, the Charter and the Bylaws described above could delay, defer or prevent a transaction or a change in control of HTA that might involve a premium price for holders of the common stock or otherwise be in the best interests of HTA’s stockholders. Likewise, if the board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Interested Director and Officer Transactions

Pursuant to the MGCL, a contract or other transaction between HTA and a director or between HTA and any other corporation or other entity in which any of HTA’s directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, if:

•	the fact of the common directorship or interest is disclosed or known to the board of directors or a committee of the board of directors, and the board of directors or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•	the fact of the common directorship or interest is disclosed or known to HTA’s stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, excluding votes cast by the interested director or corporation or other entity; or

•	the transaction or contract is fair and reasonable to HTA.

Purchase and Lease of Assets. The Charter provides that HTA may purchase or lease assets from an officer or director or affiliate thereof upon a finding by a majority of directors, including a majority of independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to HTA and at a price no greater than the cost of the asset to such officer, director or affiliate thereof or, if the price to HTA is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price of any property to HTA exceed its current appraised value. In addition, the Charter provides that an officer, director or affiliate thereof may purchase or lease assets from HTA only in accordance with the requirements described in the preceding sentences.

Other Transactions. The Charter also provides that we will not engage in any other transaction with an officer, director or any affiliate thereof unless a majority of directors, including a majority of independent directors, not otherwise interested in such transaction approve such transaction as fair and reasonable to HTA and on terms and conditions not less favorable to HTA than those available from unaffiliated third parties. The Charter prohibits HTA from making loans to an officer, director or affiliate thereof except certain mortgages or loans to HTA’s wholly owned subsidiaries. In addition, HTA’s officers, directors and any affiliates thereof may not make loans to HTA, or to joint ventures in which HTA is a co-venturer, unless approved by a majority of directors, including a majority of independent directors, not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to HTA than comparable loans between unaffiliated parties.

Related Party Transactions Policy. HTA’s related party transactions policy is included as part of HTA’s code of ethics. Under HTA’s code of ethics, all transactions involving directors, officers and employees involving a conflict of interest must be approved by a majority of the board of directors (including a majority of the disinterested independent directors) as fair and reasonable to HTA and on terms not less favorable to HTA than those available from third parties, even if less than a quorum. Where appropriate in the judgment of the disinterested directors, the board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although the board of directors will have no obligation to do so.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Charter and Bylaws provide that, to the maximum extent permitted by Maryland law in effect from time to time, HTA is obligated to indemnify any present or former director or officer or any individual who, while a director or officer of HTA and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the ultimate entitlement to indemnification.

The Charter and Bylaws also permit HTA to indemnify and advance expenses to any person who served a predecessor of HTA in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling HTA for liability arising under the Securities Act, HTA has been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

HTA has entered into indemnification agreements with each of HTA’s executive officers and directors whereby HTA indemnifies such executive officers and directors against all expenses and liabilities, and agrees to pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or executive officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity to the fullest extent permitted by Maryland law, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order HTA to indemnify such executive officer or director.

REIT Qualification

The Charter provides that the board of directors may revoke or otherwise terminate HTA’s REIT election, without approval of HTA’s stockholders, if it determines that it is no longer in HTA’s best interests to continue to qualify as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary addresses U.S. federal income tax considerations related to our election to be subject to taxation as a REIT. This summary does not address the consequence of an investment in debt securities. The tax considerations of such an investment will be discussed in the applicable prospectus supplement. The provisions of the Internal Revenue Code of 1986, as amended (the “Code”), concerning the U.S. federal income tax treatment of a REIT are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only and is not intended as a substitute for careful tax planning.

This summary is based on provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions, and administrative rulings and practice, all in effect as of the date of this prospectus, and should not be construed as legal or tax advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. We do not expect to seek a ruling from the Internal Revenue Service (“IRS”), regarding any of the U.S. federal income tax issues discussed in this prospectus, and no assurance can be given that the IRS will not challenge any of the positions we take and that such a challenge will not succeed. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules. Prospective purchasers of our debt securities are urged to consult their tax advisors prior to any investment in our debt securities concerning the potential U.S. federal, state, local, and foreign tax consequences of the investment with specific reference to their own tax situations.

Except as otherwise noted, references in this discussion of “Material U.S. Federal Income Tax Considerations” to “we,” “our,” “us” and “our Company” refer to Healthcare Trust of America, Inc.

Taxation of Our Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2007, and that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes.

In the opinion of O’Melveny & Myers LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2007 through December 31, 2013, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2014 and thereafter. You should be aware that O’Melveny & Myers LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks of the date issued. In addition, O’Melveny & Myers LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. While O’Melveny & Myers LLP has reviewed those matters in connection with the foregoing opinion, O’Melveny & Myers LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Qualification as a REIT — Failure to Qualify.”

If we qualify as a REIT, we generally will be allowed to deduct dividends paid to our stockholders, and, as a result, we generally will not be subject to U.S. federal income tax on that portion of our ordinary income and net capital gain that we currently distribute to our stockholders. We intend to make distributions to our stockholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “— Qualification as a REIT — Annual Distribution Requirements” below.

Notwithstanding the foregoing, even if we qualify for taxation as a REIT, we nonetheless may be subject to U.S. federal income tax in certain circumstances, including the following:

•	We will be required to pay U.S. federal income tax on our undistributed REIT taxable income, including net capital gain;

•	We may be subject to the “alternative minimum tax;”

•	We may be subject to tax at the highest corporate rate on certain income from “foreclosure property” (generally, property acquired by reason of default on a lease or indebtedness held by us);

•	We will be subject to a 100% U.S. federal income tax on net income from “prohibited transactions” (generally, certain sales or other dispositions of property, sometimes referred to as “dealer property,” held primarily for sale to customers in the ordinary course of business, other than foreclosure property) unless the gain is realized in a “taxable REIT subsidiary,” or TRS, or such property has been held by us for two years and certain other requirements are satisfied;

•	If we fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), but nonetheless maintain our qualification as a REIT pursuant to certain relief provisions, we will be subject to a 100% U.S. federal income tax on the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability;

•	If we fail to satisfy any of the asset tests, other than the 5% or the 10% asset tests that qualify under the De Minimis Exception, and the failure qualifies under the General Exception, as described below under “— Qualification as a REIT — Asset Tests,” then we will have to pay an excise tax equal to the greater of (i) $50,000 and (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations;

•	If we fail to satisfy any REIT requirements other than the income test or asset test requirements, described below under “— Qualification as a REIT — Income Tests” and “— Qualification as a REIT — Asset Tests,” respectively, and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure;

•	We will be subject to a 4% excise tax if certain distribution requirements are not satisfied;

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements;”

•	If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us;

•	We will be required to pay a 100% tax on any re-determined rents, re-determined deductions, and excess interest. In general, re-determined rents are rents from real property that are overstated as a result of services furnished to any of our non-TRS tenants by any TRS in which we hold an interest. Re-determined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations; and

•	Income earned by any TRS in which we hold an interest or any other subsidiaries that are taxable as C corporations will be subject to tax at regular corporate rates.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Qualification as a REIT

In General

The REIT provisions of the Code apply to a domestic corporation, trust, or association that properly elects to be taxed as a REIT (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes and complies with applicable recordkeeping requirements, and (vi) that meets the additional requirements discussed below. We have adopted December 31 as our year end, and thereby satisfy requirement (v) above.

Ownership Tests

In order to qualify as a REIT, commencing with our second REIT taxable year, (i) the beneficial ownership of our stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by or for five or fewer individuals (the “5/50 Test”). Stock ownership for purposes of the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, stock held by it is treated as owned proportionately by its beneficiaries.

We believe that we have satisfied and will continue to satisfy the above ownership requirements. In addition, the Charter restricts ownership and transfers of our stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. We will be deemed to have satisfied the 5/50 Test for a particular taxable year if we have complied with all the requirements for ascertaining the ownership of our outstanding stock in that taxable year and have no reason to know that we have violated the 5/50 Test.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements:

•	First, at least 75% of our gross income (excluding gross income from prohibited transactions, cancellation of indebtedness income, income from certain hedging transactions and certain foreign currency gains) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for purposes of this 75% gross income test generally includes: (a) rents from real property, (b) interest on obligations secured by mortgages on real property or on interests in real property, (c) dividends or other distributions on, and gain from the sale of, shares in other REITs, (d) gain from the sale of real estate assets (other than gain from prohibited transactions), (e) income and gain derived from foreclosure property, and (f) income from certain types of temporary investments; and

•	Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions, cancellation of indebtedness income, income from certain hedging transactions and certain foreign currency gains) for each taxable year must be derived from sources qualifying under the 75% gross income test and from other types of dividends and interest, gain from the sale or disposition of stock or securities that are not dealer property, or any combination of the above.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility” or a “qualified healthcare property,” as defined in the Code, and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” under the applicable tax rules. Accordingly, “impermissible services” that we provide to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) would give rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We do not intend to charge significant rent that is based in whole or in part on the income or profits of any person, derive significant rents from related party tenants, derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, or derive impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualified rents could cause us to fail to qualify as a REIT.

Distributions that we receive from a TRS will be classified as dividend income to the extent of the earnings and profits of the TRS. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test unless attributable to investments of certain new capital during the one-year period beginning on the date of receipt of the new capital. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests.

If we fail to satisfy one or both of the 75% or the 95% gross income tests, we may nevertheless qualify as a REIT for a particular year if we are entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect and we file a schedule describing each item of our gross income for such year(s) in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of Our Company,” even if these relief provisions were to apply, we would be subject to U.S. federal income tax based on the extent to which we fail to meet the 75% or 95% gross income tests.

Hedging transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure and monitor our hedging transactions so that such transactions do not jeopardize our ability to qualify as a REIT.

Qualified temporary investment income. Income derived from certain types of temporary stock and debt investments made with the proceeds of an offering, not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following such offering. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to stock or a debt instrument, is attributable to the temporary investment of new equity capital (other than capital reinvested pursuant to our Distribution Reinvestment Plan, or our DRIP) and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After the one year period following this offering, income from investments of the proceeds of this offering will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.

Interest. For a discussion of interest income as it relates to the gross income tests, see “— Investments in Certain Debt Instruments” below.

Asset Tests

At the close of each quarter of each taxable year, we must also satisfy four tests relating to the nature of our assets. First, real estate assets, cash and cash items (including certain money market funds), and government securities must represent at least 75% of the value of our total assets. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments that are not included in the 75% asset class and that are not securities of any TRS in which we hold an interest, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% by vote or by value of any one issuer’s outstanding securities. For purposes of the 10% value test, debt instruments issued by a partnership are not classified as “securities” to the extent of our interest as a partner in such partnership (based on our proportionate share of the partnership’s equity interests and certain debt securities) or if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. For purposes of the 10% value test, the term “securities” also does not include debt securities issued by another REIT, certain “straight debt” securities (for example, debt securities of a corporation of which we own no more than a de minimis amount of equity interest that are not convertible into stock of the corporation and as to which the amount and timing of payments is not subject to any contingencies), loans to individuals or estates, and accrued obligations to pay rent from real property. Fourth, securities of TRSs cannot represent more than 25% of our total assets. Although we intend to meet these asset tests, no assurance can be given that we will be able to do so. For purposes of these asset tests, we are treated as holding our proportionate share of our subsidiary partnerships’ assets. Also, for purposes of these asset tests, the term “real estate assets” includes any property that is not otherwise a real estate asset and that is attributable to the temporary investment of new capital, but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date the REIT receives such capital. “Real estate assets” include our investments in stocks of other REITs but do not include stock of any real estate company, or other company, that does not qualify as a REIT (unless eligible for the special rule for temporary investment of new capital).

We will monitor the status of our assets for purposes of the various asset tests and will endeavor to manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, other than our first calendar quarter as a REIT, we will not lose our qualification as a REIT if one of the following exceptions applies:

•	We satisfied the asset tests at the end of the preceding calendar quarter, and the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

•	We eliminate any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter during a taxable year, we will not lose our qualification as a REIT if one of the following additional exceptions applies:

•	De Minimis Exception: The failure is due to a violation of the 5% or 10% asset tests referenced above and is “de minimis” (meaning that the failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million), and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or

•	General Exception: All of the following requirements are satisfied: (i) the failure does not meet the de minimis exception described above, (ii) the failure is due to reasonable cause and not willful neglect, (iii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iv) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred, and (v) we pay an excise tax as described above in “— Taxation of Our Company.”

Annual Distribution Requirements

In order to qualify as a REIT, each taxable year we must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our REIT taxable income, determined without regard to the dividends paid deduction and by excluding any net capital gain, and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. Subject to certain requirements, we may satisfy our distribution requirement by paying a taxable stock dividend.

To the extent that we do not distribute all of our net capital gain and taxable income, we will be subject to U.S. federal, state and local tax on the undistributed amount at regular corporate income tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT taxable income (subject to certain adjustments) for such year, (ii) 95% of our capital gain net income for such year, and (iii) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends. Amounts paid as deficiency dividends are generally treated as taxable income for U.S. federal income tax purposes.

In order to satisfy the REIT distribution requirements, the dividends we pay must not be “preferential” within the meaning of the Code. A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of a class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class.

We may retain and pay income tax on net long-term capital gains we receive during the tax year. To the extent we so elect, (i) each stockholder must include in its income (as long-term capital gain) its proportionate share of our undistributed long-term capital gains, (ii) each stockholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by us on the undistributed long-term capital gains, and (iii) each stockholder’s basis in its stock is increased by the included amount of the undistributed long-term capital gains less their share of the tax paid by us.

To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. We believe that we have not had any non-REIT earnings and profits at the end of any taxable year and we intend to distribute any non-REIT earnings and profits that we accumulate before the end of any taxable year in which we accumulate such earnings and profits.

Failure to Qualify

If we fail to qualify as a REIT and such failure is not an asset test or income test failure subject to the cure provisions described above, or the result of preferential dividends as described above, we generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure.

If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we generally will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of our current or accumulated earnings and profits, all distributions to our stockholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate stockholders may be eligible for the dividends received deduction, and individual, trust and estate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains. Unless entitled to relief under specific statutory provisions, we also will be ineligible to elect to be taxed as a REIT again prior to the fifth taxable year following the first year in which we failed to qualify as a REIT under the Code.

Our qualification as a REIT for U.S. federal income tax purposes will depend on our continuing to meet the various requirements summarized above governing the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. Although we intend to operate in a manner that will enable us to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us.

Prohibited Transaction Tax

Any gain realized by us on the sale of any property held (other than foreclosure property) as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our subsidiary partnerships and taking into account any related foreign currency gains or losses, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all the facts and circumstances with respect to the particular transaction. However, the Code provides a “safe harbor” pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transaction income.

We generally intend to hold properties for investment, but we may make sales of properties consistent with our strategic objectives. In the future, we may make sales at a gain that do not satisfy the safe harbor requirements described above. There can be no assurance that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. The 100% tax will not apply to gains from the sale of property realized through a TRS or other taxable corporation, although such income will be subject to tax at regular corporate income tax rates.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Qualified REIT Subsidiaries and Disregarded Entities

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” or QRS, or if a REIT owns 100% of the membership interests in a domestic limited liability company or other domestic unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for U.S. federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the stock of which is owned by a REIT. A limited liability company or other unincorporated entity 100% owned by a single member that does not elect to be treated as a corporation for U.S. federal income tax purposes (or, in the case of certain foreign entities, such an entity that affirmatively elects not to be treated as a corporation) generally is disregarded as an entity separate from its owner for U.S. federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction, and credit of its owner. To the extent we own a QRS or a disregarded entity, neither will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states or foreign taxes if they do business or own property outside the United States.

Taxation of Subsidiary Partnerships

We hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our operating partnership. Under the Code, a partnership is not subject to U.S. federal income tax, but is required to file a partnership tax return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items and is required to take such items into account in determining the partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale of such partner’s interest in the partnership.

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and, for purposes of the REIT income and asset tests, will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs. Our proportionate share of the assets and items of income of our operating partnership and any subsidiary partnership, including such partnership’s share of the assets and liabilities and items of income with respect to any partnership or disregarded entity in which it holds an interest, will be treated as our assets and liabilities and items of income for purposes of applying the REIT asset and income tests. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT.

The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of operating partnership units in proportion to the overall interests of each such holder, as defined in the partnership agreement. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value, or book value, of the contributed property and the adjusted tax basis of such property at the time of the contribution. Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners. To the extent that any of our subsidiary partnerships, including our operating partnership, acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.

Any gain realized by the operating partnership on the sale of property held by it for more than one year generally will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.

The discussion above assumes that our operating partnership and any subsidiary partnerships will be treated as a “partnership” for U.S. federal income tax purposes. Generally, a domestic unincorporated entity with two or more partners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not derive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that provision. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Operating partnership units will not be traded on an established securities market, and we intend to operate so that our operating partnership is not treated as a corporation under the publicly traded partnership rules. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. For example, interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the taxable year of the partnership (determined, in certain cases, by counting indirect partners who held their partnership interest through certain flow through entities). If any subsidiary partnership were a publicly traded partnership, it would be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income includes real property rents and other types of passive income, and is very similar to the types of income that we must generate in order to satisfy the REIT income tests discussed above. We intend to operate so that our operating partnership and any subsidiary partnerships will satisfy at least one of the above-mentioned safe harbors, and/or comply with the qualifying income exception, so as to avoid being taxed as a corporation under these rules. However, treatment of the operating partnership or other subsidiary partnership as a corporation could prevent us from qualifying as a REIT.

Investments in Certain Debt Instruments

We have acquired and may continue to acquire mortgage loans, and may acquire other debt investments. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, the mortgage loan, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, the IRS has indicated in published guidance that we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification of the loan will substantially reduce a significant risk of default on such loan, and any such modification will not be treated as a prohibited transaction. Even if a loan is not secured by real property, or is under-secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.

If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, the mortgage loan, then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. The IRS has stated that it will not challenge a REIT’s treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the real property securing the loan, as of the date we committed to acquire or modify the loan, and the fair market value of the loan. The value of this guidance may be limited, however, because appreciation in the value of the real property collateral (and loan value) could give rise to a nonqualifying asset.

The application of the REIT provisions of the Code to certain mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in Revenue Procedure 2003-65 provides that if a mezzanine loan meets certain requirements then it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% income test. However, to the extent that mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT qualification if we acquired them. As such, the REIT provisions of the Code may limit our ability to acquire mortgage, mezzanine or other loans that we might otherwise desire to acquire.

Investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments and may cause portions of gain to be treated as ordinary income. For example, we may purchase debt instruments at a discount from face value. To the extent we purchase any instruments at a discount in connection with their original issuances, the discount will be “original issue discount” if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. To the extent debt instruments are purchased by us at a discount after their original issuances, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, if we sell a debt instrument with market discount, we will be required to treat gain up to an amount equal to the market discount that has accrued while we held the debt instrument as ordinary income. Additionally, any principal payments we receive in respect of our debt instruments must be treated as ordinary income to the extent of any accrued market discount. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are often acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note could be significant, resulting in significant income without any corresponding receipt of cash. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Investments in TRSs

We own a subsidiary that has elected to be treated as a TRS for U.S. federal income tax purposes, and may in the future own interests in additional TRSs. A TRS is a corporation in which we directly or indirectly own stock and that jointly elects with us to be treated as a TRS. In addition, if any TRS in which we hold an interest owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. A TRS is generally subject to U.S. federal and, possibly, state, local and foreign taxes. The taxes owed by a TRS could be substantial. To the extent that any TRS in which we hold an interest is required to pay U.S. federal, state, local, or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our qualification as a REIT. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a health care or lodging facility or, generally, provides rights to any brand name under which any health care or lodging facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a health care facility or a lodging facility if such rights are held by the TRS as a franchisee, licensee or in a similar capacity and such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified health care property or a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit or similar instrument enabling it to do so. Additionally, a TRS will not be considered to operate or manage a qualified health care property or qualified lodging facility if it employs individuals working at such property or facility located outside of the United States, but only if an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. An “eligible independent contractor” is, generally, with respect to any qualified health care property or qualified lodging facility, any independent contractor (as defined in section 856(d)(3) of the Code) if, at the time such contractor enters into a management agreement or other similar service contract with the TRS to operate such qualified health care property or qualified lodging facility, such contractor (or any related person) is actively engaged in the trade or business of operating qualified health care properties or qualified lodging facilities, respectively, for any person who is not a related person with respect to the parent REIT or the TRS. Certain payments made by any TRS to us may not be deductible by the TRS (which could materially increase the TRS’s taxable income). In addition, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under the Code in order to more clearly reflect the income of the TRS.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and holders of our debt securities. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our debt securities.

State, Local and Foreign Tax

We may be subject to state, local and foreign tax in states, localities and foreign countries in which we do business or own property. The tax treatment applicable to us and holders of our debt securities in such jurisdictions may differ from the U.S. federal income tax treatment described above.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements from time to time in one or more transactions:

•	to or through one or more underwriters or dealers;

•	to investors directly;

•	through agents; or

•	through any combination of these methods of sale.

Our securities may be offered and sold from time to time in one or more transaction at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers may also receive from us, as applicable, or the purchasers of the securities compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, including:

•	any over-allotment options under which underwriters, if any, may purchase additional securities;

•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities;

•	the public offering or purchase price of such securities;

•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed; and

•	the net proceeds we will receive from such sale.

Underwritten Offerings

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The applicable prospectus supplement will name any underwriter involved in a sale of securities. Such securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales through Agents

We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We also may, from time to time, authorize dealers or agents to offer and sell these securities, upon such terms and conditions as may be set forth in the applicable prospectus supplement, if applicable. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus forms a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.

Stabilization

In connection with any offering of the securities hereby, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Remarketing Arrangements

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. We will identify any remarketing firm and describe the terms of its agreements, if any, with us and its compensation in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities covered by this prospectus from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market. It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, and Venable LLP as to matters of Maryland law.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Healthcare Trust of America, Inc.’s Annual Report on Form 10-K and the effectiveness of Healthcare Trust of America, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Healthcare Trust of America Holdings, LP’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Healthcare Trust of America Holdings, LP

$300,000,000

3.375% Senior Notes due 2021

fully and unconditionally guaranteed by

Healthcare Trust of America, Inc.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities

J.P. Morgan

Jefferies

US Bancorp

Co-Managers

BBVA

BMO Capital Markets

Capital One Securities

Fifth Third Securities

Regions Securities LLC

Scotiabank

June 23, 2014